Filed Pursuant to Rule 424(b)(5)
Registration No. 333-272025

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 17, 2023)

21,621,622 Shares

CenterPoint Energy, Inc.

Common Stock

The forward sellers referred to below are offering 21,621,622 shares of our common stock, par value $0.01 per share. We have entered into separate forward sale agreements with each of Bank of America, N.A., Mizuho Markets Americas LLC (with Mizuho Securities USA LLC acting as agent) and JPMorgan Chase Bank, National Association, whom we refer to in such capacity as the “forward purchasers,” with respect to an aggregate of 21,621,622 shares of our common stock. In connection with these forward sale agreements, the forward purchasers or their affiliates and/or agents, whom we refer to in such capacity as the “forward sellers,” at our request, are borrowing from third parties and selling to the underwriters an aggregate of 21,621,622 shares of our common stock. If in the good faith, commercially reasonable judgment of a forward purchaser, it or its affiliate is unable to borrow and deliver for sale on the anticipated closing date a number of shares of our common stock underlying the applicable forward sale agreement, or it or its affiliate would be unable to borrow, at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date such number of shares of our common stock, or if certain other conditions to the applicable forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that such forward seller does not borrow and deliver.

We will not initially receive any proceeds from the sale of our common stock sold by the forward sellers to the underwriters, except in certain circumstances described in this prospectus supplement, including the last sentence of the previous paragraph. The forward sale agreements provide for settlement on a settlement date or dates to be specified at our discretion on or prior to February 25, 2027. Although we expect to settle the forward sale agreements entirely by the full physical delivery of shares of our common stock to the forward purchasers in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under each forward sale agreement. If we elect to cash settle all or a portion of a forward sale agreement, we may not receive any proceeds from such election, and we may owe cash to the relevant forward purchaser. If we elect to net share settle all or a portion of a forward sale agreement, we will not receive any cash proceeds from such election, and we may owe shares of our common stock to the relevant forward purchaser. See “Underwriting (Conflicts of Interest)—Forward Sale Agreements” for a description of the forward sale agreements.

Our common stock is listed on The New York Stock Exchange (the “NYSE”) and the NYSE Texas, in each case, under the symbol “CNP.” On May 27, 2025, the last reported sale price of our common stock on the NYSE was $37.73 per share.

Investing in our common stock involves risks. See “Risk Factors” on page S-9 of this prospectus supplement and page 4 of the accompanying prospectus.

	Per Share	Total
Public Offering Price	$37.00	$800,000,014.00
Underwriting Discount	$0.74	$16,000,000.28
Proceeds, before expenses, to CenterPoint Energy, Inc. (1)	$36.26	$784,000,013.72

(1)

We expect to receive estimated net proceeds from the sale of shares of our common stock, before expenses, of approximately $784.0 million (or approximately $901.6 million if the underwriters’ option to purchase additional shares of our common stock is exercised in full, and we elect to have the forward sellers borrow and deliver such shares to the underwriters as described in detail below) upon full physical settlement of the forward sale agreements, which we expect to occur on or prior to February 25, 2027. For the purpose of calculating the estimated net proceeds to us, we have assumed that the forward sale agreements are fully physically settled based on the initial forward sale price of $36.26 per share. The forward sale price is subject to adjustment pursuant to the forward sale agreements, and the actual proceeds, if any, will be calculated as described in this prospectus supplement.

Although we expect to settle the forward sale agreements entirely by the full physical delivery of shares of our common stock to the forward purchasers in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under each forward sale agreement. See “Underwriting (Conflicts of Interest)—Forward Sale Agreements” for a description of the forward sale agreements.

We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 3,243,243 shares of our common stock at a price of $36.26 per share, subject to certain possible adjustments, to cover sales by the underwriters in the initial offering of the shares of our common stock or in the open market of a greater number of shares of our common stock than the total number set forth above. If such option is exercised, we may, in our sole discretion, enter into additional forward sale agreements with each of the forward purchasers in respect of the number of shares of our common stock that are subject to the exercise of such option. Unless the context requires otherwise, the term “forward sale agreements” as used in this prospectus supplement includes any additional forward sale agreements that we may enter into with a forward purchaser in connection with the exercise by the underwriters of their option. If such option is exercised and we elect not to enter into additional forward sale agreements, we have agreed to issue and sell directly to the underwriters the number of shares of our common stock that are subject to the exercise of such option. If we enter into additional forward sale agreements, and if in the good faith, commercially reasonable judgment of a forward purchaser, it or its affiliate is unable to borrow, or is unable to borrow at a stock loan rate no greater than a specified rate, and deliver for sale on the anticipated closing date for the exercise of such option a number of shares of our common stock underlying such additional forward sale agreement, or if certain other conditions to such forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that such forward seller does not borrow and deliver.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect that shares of our common stock will be delivered against payment on or about May 29, 2025.

Joint Book-Running Managers

BofA Securities	Mizuho	J.P. Morgan

Barclays	Citigroup	RBC Capital Markets
MUFG

Co-Managers

BMO Capital Markets		Scotiabank

May 27, 2025

This document consists of two parts, which should be read together. The first part is this prospectus supplement, which describes the specific terms of the offering and supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, provides more general information about our common stock and other securities that may be offered from time to time using such prospectus, some of which general information does not apply to this offering. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. You should read this prospectus supplement and the accompanying prospectus together with any written communication prepared by us or on our behalf in connection with this offering together with the additional information described in the accompanying prospectus under the heading “Where You Can Find More Information” and in this prospectus supplement under the headings “Where You Can Find More Information” and “Incorporation By Reference.” If the description of our capital stock varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

We have not, and the underwriters, the forward purchasers and the forward sellers have not, authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any written communication prepared by us or on our behalf. We and the underwriters, the forward purchasers and the forward sellers take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters, the forward purchasers and the forward sellers are not, making an offer to sell our common stock and are not soliciting an offer to buy our common stock in any jurisdiction where the offer or sale is not permitted. The information we have included in this prospectus supplement or the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our businesses, financial condition, results of operations and prospects may have changed since these respective dates.

Any information contained in this prospectus supplement or the accompanying prospectus or in a document incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. See “Incorporation By Reference” in this prospectus supplement.

S-i

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-ii

SUMMARY

This summary highlights information from this prospectus supplement and the accompanying prospectus. It is not complete and may not contain all of the information that you should consider before investing in our common stock. We encourage you to read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein in their entirety before making an investment decision, including the information set forth under the heading “Risk Factors.”

The terms “CenterPoint Energy,” “we,” “our,” and “us” refer to CenterPoint Energy, Inc. and its subsidiaries, unless the context indicates otherwise.

CenterPoint Energy, Inc.

We are a public utility holding company. Our operating subsidiaries own and operate electric transmission, distribution and generation facilities and natural gas distribution systems. As of the date of this prospectus supplement, our indirect, wholly-owned subsidiaries include:

(1)	CenterPoint Energy Houston Electric, LLC (“Houston Electric”), which owns and operates electric transmission and distribution facilities in the Texas Gulf Coast area that includes the city of Houston.

(2)

CenterPoint Energy Resources Corp. (“CERC Corp.”), which (i) directly owns and operates natural gas distribution systems in Minnesota and Texas; (ii) indirectly, through Indiana Gas Company, Inc. and Vectren Energy Delivery of Ohio, LLC, doing business as CenterPoint Energy Ohio, owns and operates natural gas distribution systems in Indiana and Ohio, respectively, and (iii) owns and operates permanent pipeline connections through interconnects with various interstate and intrastate pipeline companies through CenterPoint Energy Intrastate Pipelines, LLC.

(3)

Southern Indiana Gas and Electric Company (“SIGECO”), which provides energy delivery services to electric and natural gas customers located in and near Evansville in southwestern Indiana and owns and operates electric generation assets to serve its electric customers and optimizes those assets in the wholesale power market.

As of March 31, 2025, our reportable segments were Electric, Natural Gas and Corporate and Other. Houston Electric and CERC Corp., together with its subsidiaries (“CERC), each consist of a single reportable segment.

As of March 31, 2025, we, Houston Electric and SIGECO had variable interest entities (“VIEs”) including CenterPoint Energy Transition Bond Company IV, LLC (“Bond Company IV”), a wholly-owned subsidiary of Houston Electric, and SIGECO Securitization I, LLC (“SIGECO Securitization Subsidiary”), a wholly-owned subsidiary of SIGECO, which are consolidated. The consolidated VIEs are wholly-owned, bankruptcy-remote, special purpose entities that were formed solely for the purpose of securitizing transition property or facilitating the securitization financing of qualified costs. We, through SIGECO, have a controlling financial interest in SIGECO Securitization Subsidiary and are the VIE’s primary beneficiary. Houston Electric has a controlling financial interest in Bond Company IV and is the VIE’s primary beneficiary. Creditors of us, Houston Electric and SIGECO have no recourse to any assets or revenues of Bond Company IV or SIGECO Securitization Subsidiary, as applicable. The bonds (the “Securitization Bonds”) issued by these VIEs are payable only from and secured by transition or securitization property, as applicable, and the bondholders have no recourse to the general credit of CenterPoint Energy, Houston Electric or SIGECO.

Recent Developments

Increase to Ten-Year Capital Investment Plan; Capital Recycling

On May 27, 2025, we announced an increase of approximately $4 billion to our previously announced ten-year capital plan, initially established in 2021, to reflect total capital expenditures of approximately $52.5 billion through 2030. The additional capital investment is expected to support growth in Texas. In addition, we announced that we are planning to sell our Ohio local distribution company assets to support the efficient recycling of capital and portfolio optimization. Our board of directors has not approved any sale transaction and any proposed transaction is subject to market, regulatory and other risks and may not be available to us on acceptable terms or at all.

Following this offering and except as noted below, we do not currently anticipate the need for new common equity issuances in 2026 or 2027, including under our at-the-market program. Our board of directors and management team will evaluate opportunistic common equity issuances based upon a number of factors, including market conditions, our financial position and capital requirements and financial conditions. During this period, we may issue common equity in connection with (i) employee and non-employee director stock or stock option plans, benefit plans and long-term incentive plans, (ii) the settlement or conversion of outstanding convertible notes, if applicable, (iii) the CenterPoint Energy, Inc. Savings Plan and the CenterPoint Energy Inc. Investor’s Choice Plan, and (iv) the settlement of forward sales under our at-the-market program outstanding as of the date hereof.

Houston Electric’s System Resiliency Plan

Following Hurricane Beryl in July 2024, Houston Electric withdrew a previously filed transmission and distribution system resiliency plan (“SRP”) and subsequently filed a revised and expanded SRP with the Public Utility Commission of Texas (“PUCT”) on January 31, 2025, for review and approval.

On May 20, 2025, Houston Electric filed a letter in PUCT Docket No. 57579 advising the Administrative Law Judges that all parties in the docket, including PUCT Staff, have reached an agreement in principle to settle Houston Electric’s application for approval of the revised SRP. The parties will now work to prepare and execute a formal settlement agreement. Once executed, Houston Electric will file the settlement agreement and supporting testimony at the PUCT and request PUCT approval of the settlement. It is expected that the PUCT will place the settlement agreement on the agenda of one of its open meetings, prior to taking up the settlement agreement for discussion and a vote at one of its meetings. There can be no assurance that the PUCT will approve the settlement or the revised SRP on the terms proposed or at all.

May 2025 Forward Sale Transaction

On May 14, 2025, we entered into a forward sale agreement under our “at-the-market” equity distribution program, relating to 521,962 shares of our common stock at an initial forward price of $37.49 per share. On a settlement date or dates, if we elect to physically settle the forward sale agreement, we will issue shares of our common stock to the counterparty at the then-applicable forward sale price. The forward price used to determine amounts due at settlement is calculated based on a floating interest rate factor equal to the overnight bank funding rate less a spread of 75 basis points and will be subject to decrease on certain dates specified in the forward sale agreement by specified amounts related to expected dividends on the shares of our common stock during the term of the forward sale agreement. We may settle the forward sale agreement at any time on or prior to the maturity date of May 14, 2026. We will receive cash proceeds when settlement occurs (assuming full physical settlement) and will record the proceeds in equity. Assuming physical settlement of the forward sale agreement, at May 23, 2025, we had approximately $84.9 million of available capacity remaining under our at-the-market equity distribution program.

Cash Tender Offers

On April 25, 2025, we announced the commencement of cash tender offers (each, a “Tender Offer” and collectively, the “Tender Offers”) pursuant to its Offer to Purchase dated April 25, 2025 for (i) up to $600,000,000 aggregate purchase price (excluding accrued and unpaid interest) of its 5.25% Senior Notes due 2026, 3.70% Senior Notes due 2049, 4.25% Senior Notes due 2028, 5.40% Senior Notes due 2029, 2.95% Senior Notes due 2030 and 2.65% Senior Notes due 2031 (collectively, the “CenterPoint Energy Notes”) and (ii) up to $400,000,000 aggregate purchase price (excluding accrued and unpaid interest) of the 4.10% Senior Notes due 2047, 5.40% Senior Notes due 2033, 5.25% Senior Notes due 2028, 5.40% Senior Notes due 2034 and 4.40% Senior Notes due 2032 (collectively, the “CERC Notes” and, together with the CenterPoint Energy Notes, the “Notes”) issued by CERC Corp., its wholly owned subsidiary.

On May 13, 2025, we accepted for purchase and made payment for $1 billion aggregate purchase price of the Notes pursuant to the Tender Offers. Upon completion of the Tender Offers, we cancelled $634 million aggregate principal amount of the CenterPoint Energy Notes and CERC Corp. cancelled approximately $415 million aggregate principal amount of the CERC Notes pursuant to the terms of the respective indentures governing such Notes.

June 2025 Dividend

On April 16, 2025, our board of directors declared a regular quarterly cash dividend of $0.22 per share of our common stock, payable on June 12, 2025 to shareholders of record at the close of business on May 15, 2025. Purchasers of shares of our common stock in this offering will not be entitled to receive the dividend payable on June 12, 2025 with respect to shares of our common stock purchased in this offering.

Corporate Information

Our principal executive offices are located at 1111 Louisiana Houston, Texas 77002. Our telephone number is (713) 207-1111 and our website address is www.centerpointenergy.com. Other than the documents specifically referred to below under “Where You Can Find More Information” and “Incorporation By Reference,” none of the information or documents posted, contained or referred to at www.centerpointenergy.com are incorporated by reference in, or otherwise made a part of, this prospectus supplement.

The Offering

The summary below contains basic information about this offering. Certain of the terms and conditions described below are subject to important limitations and exceptions. You should read the entire prospectus supplement and accompanying prospectus, and the information included or incorporated and deemed to be incorporated by reference herein and therein before making an investment decision. As used in this section, the terms “CenterPoint Energy,” “us,” “we,” or “our” refer to CenterPoint Energy, Inc. and not any of its subsidiaries.

Issuer	CenterPoint Energy, Inc., a Texas corporation.

Common stock offered	21,621,622 shares of our common stock (24,864,865 shares of our common stock if the underwriters’ option to purchase additional shares of our common stock is exercised in full).

Common stock outstanding immediately before this offering	652,728,398 shares of our common stock.(1)

Common stock to be outstanding immediately after this offering	652,728,398 shares of our common stock.(1)(2)

Common stock to be outstanding after settlement of the forward sale agreements assuming physical settlement	674,350,020 shares of our common stock (677,593,263 shares of our common stock if the underwriters’ option to purchase additional shares is exercised in full).(1)(2)(3)

Use of proceeds	We will not initially receive any proceeds from the sale of the shares of our common stock offered by the forward sellers in this offering unless (i) an event occurs that requires us to sell such shares to the underwriters in lieu of the forward sellers selling such shares to the underwriters as further described elsewhere in this prospectus supplement or (ii) the underwriters exercise their option to purchase additional shares of our common stock, in whole or in part, and we elect to issue and sell the shares of our common stock covered by such option directly to the underwriters rather than requiring the forward sellers to borrow and deliver such shares to the underwriters pursuant to an additional forward sale agreement.

We estimate that the net proceeds to us from the sale of shares of our common stock in connection with this offering and pursuant to the forward sale agreements, before expenses, will be approximately $784.0 million (or approximately $901.6 million if the underwriters exercise their option in full, and we elect to have the forward sellers borrow and deliver such shares to the underwriters), subject to certain adjustments pursuant to the forward sale agreements and assuming full physical settlement of the forward sale agreements based on the initial forward sale price of $36.26 per share. We will not receive any proceeds under the forward sale agreements on the closing date of this offering.

The forward sale agreements provide for settlement on a settlement date or dates to be specified at our discretion on or prior to February 25, 2027.

The forward sale price that we expect to receive upon physical settlement of the forward sale agreements is subject to adjustment pursuant to the forward sale agreements, and the actual proceeds are subject to settlement of the forward sale agreements. If the overnight bank funding rate decreases substantially prior to the settlement of the forward sale agreements, we may receive less than the initial forward sale price per share upon physical settlement of the forward sale agreements. Although we expect to settle each forward sale agreement entirely by the physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under a forward sale agreement. If we elect to cash settle a forward sale agreement in full, then we would expect to receive an amount of net proceeds that is significantly lower than the estimate set forth above, and we may not receive any net proceeds (or we may owe cash, which could be a significant amount, to the relevant forward purchaser). If we elect to net share settle a forward sale agreement in full, then we would not receive any cash proceeds from the forward purchasers (and we may be required to deliver shares of our common stock to the relevant forward purchaser). The forward sale agreements also are subject to acceleration by the forward purchasers upon the occurrence of certain events. See “Underwriting (Conflicts of Interest)—Forward Sale Agreements” for a description of the forward sale agreements.

We intend to use the net proceeds that we receive from the sale of shares of our common stock pursuant to the forward sale agreements and, if applicable, upon any exercise by the underwriters of their option to purchase additional shares of our common stock, for general corporate purposes, including repayment of a portion of our outstanding commercial paper or other debt. Pending application of the net proceeds of this offering for the foregoing purposes, we expect to use the net proceeds to invest in the CenterPoint Energy money pool or various instruments that may include, but would not be limited to, short-term, interest bearing obligations, including bank deposits and certificates of deposit with financial institutions having investment-grade ratings, U.S. government obligations or money market funds primarily invested in securities issued by the U.S. government or its agencies. See “Use of Proceeds.”

Conflicts of interest

All of the proceeds of this offering (excluding proceeds to us with respect to any shares of our common stock that we may issue and sell directly to the underwriters in lieu of the forward sellers selling our common stock to the underwriters and, if the underwriters exercise their option to purchase additional shares of our common stock and we elect to issue and sell the additional shares directly, the proceeds to us from the issuance of such additional shares) will be paid to the forward purchasers (or their affiliates). Because BofA Securities, Inc., Mizuho Securities USA LLC and J.P. Morgan Securities LLC, or their affiliates and/or agents, in their capacity as forward sellers, will receive more than 5% of the net proceeds of this offering, not including underwriting compensation, each of BofA Securities, Inc., Mizuho Securities USA LLC and J.P. Morgan Securities LLC is deemed to have a conflict of interest within the meaning of Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering will be conducted in compliance with the applicable requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering, as the shares of our common stock have a “bona fide public market” (as such terms are defined in FINRA Rule 5121). In accordance with FINRA Rule 5121, BofA Securities, Inc., Mizuho Securities USA LLC and J.P. Morgan Securities LLC may not confirm any sales to any account over which they exercise discretionary authority without the prior written approval of the transaction from the account holder.

Certain of the underwriters and/or their affiliates hold a portion of our commercial paper that we intend to repay using a portion of the net proceeds we will receive from this offering, if any. See “Underwriting (Conflicts of Interest).”

Tax consequences	See “Material U.S. Federal Income Tax Consequences.”

Listing	Our common stock is listed on The New York Stock Exchange and the NYSE Texas, in each case, under the symbol “CNP.”

Dividend Policy	We have historically paid quarterly dividends on our common stock; however, the amount of future cash dividends will be subject to determination based upon our results of operations and financial condition, our future business prospects, any applicable contractual restrictions and other factors that our board of directors considers relevant and will be declared at the discretion of our board of directors.

Accounting Treatment

Before the issuance of shares of our common stock, if any, upon settlement of the forward sale agreements, we expect that the shares of our common stock issuable upon settlement of the forward sale agreements will be reflected in our diluted earnings per share calculation using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of the forward sale agreements over the number of shares of our common stock that could be purchased by us in the market (based on the average market price of our common stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period).

Consequently, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of shares of our common stock is above the applicable adjusted forward sale price, which is initially $36.26 per share, subject to increase or decrease based on the overnight bank funding rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of our common stock during the term of the forward sale agreements. However, if we decide to physically settle or net share settle a forward sale agreement, delivery of shares of our common stock to the relevant forward purchaser on any such physical settlement or net share settlement of such forward sale agreement would result in dilution to our earnings per share.

Transfer agent and registrar	Broadridge Corporate Issuer Solutions, Inc. is the transfer agent and registrar for our common stock.

Risk factors	An investment in our common stock involves various risks. You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the specific factors set forth under “Risk Factors” beginning on page S-9 of this prospectus supplement before deciding whether to invest in our common stock.

(1)

The number of shares of our common stock outstanding immediately before and after this offering is based on 652,728,398 shares of our common stock outstanding as of April 21, 2025, which excludes (i) shares reserved for future issuance upon satisfaction of performance targets under, or other settlement of, outstanding equity compensation awards or other equity compensation plans, (ii) shares issued under our dividend reinvestment plan and (iii) shares reserved for future issuance pursuant to the terms of outstanding forward sale agreements entered into in 2025 under our “at-the-market” equity distribution program. These forward sale agreements require us to, at our election prior to the maturity date set forth therein, either (i) physically settle the transactions by issuing the total shares of our common stock per the respective forward sale agreement to the forward counterparties in exchange for net proceeds at the then-applicable forward sale price specified by the respective agreement or (ii) net settle the transactions in whole or in part through the delivery or receipt of cash or shares.

The following forward sale agreements entered into by us remain outstanding as of the date hereof:

Effective Date	Shares of our Common Stock per Forward Sale Agreements	Maturity Date	Forward Sale Price Per Share (a)
April 2025	3,277,764	May 14, 2026	$36.29
April 2025	680,902	May 14, 2026	$36.72
May 2025	521,962	May 14, 2026	$37.86

(a)

Represents the initial forward price per share under each forward sales agreement. The forward sales prices are subject to adjustment on a daily basis based on a floating interest rate factor and will decrease by other fixed amounts specified in the respective agreement.

(2)

Such number of shares of our common stock assumes that we will not be required to issue and sell the shares of our common stock that are the subject of this offering in lieu of the forward sellers borrowing and selling such shares to the underwriters as further described elsewhere in this prospectus supplement. For more information, see “Underwriting (Conflicts of Interest).”

(3)

The forward sellers have advised us that they intend to acquire shares of our common stock to be sold in this offering through borrowings from third-party stock lenders. Subject to the occurrence of certain events, we will not be obligated to deliver shares of our common stock under the forward sale agreements (if at all) until later settlement of the forward sale agreements, which provide for settlement on a settlement date or dates to be specified at our discretion on or prior to February 25, 2027. Except in certain circumstances, we have the right to elect cash settlement or net share settlement under the forward sale agreements. Although we intend to elect full physical settlement under the forward sale agreements, if we elect cash settlement, then we will not issue any shares, and if we elect net share settlement, then the number of shares of our common stock that we issue upon settlement of the forward sale agreements may be substantially less than the amount we would have issued upon full physical settlement, or we may not issue any shares of our common stock upon such net share settlement at all. Such number of shares of our common stock assumes full physical settlement of the forward sales at the initial forward sale price of $36.26 per share. See “Underwriting (Conflicts of Interest)—Forward Sale Agreements” for a description of the forward sale agreements.

RISK FACTORS

In addition to the following information about risks, you should consider carefully the risk factors identified in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (“2024 Form 10-K”) and in Part II, Item 1A “Risk Factors” of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 (“1st Quarter 2025 Form 10-Q”), as well as risks arising from any legal proceedings identified or referenced in “Legal Proceedings” in Part 1, Item 3 of our 2024 Form 10-K and in Part II, Item 1 “Legal Proceedings” of our 1st Quarter 2025 Form 10-Q, as they may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the Securities and Exchange Commission (the “SEC”), together with the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment in our common stock.

Risks Related to Forward Sale Agreements

Settlement provisions contained in the forward sale agreements subject us to certain risks.

Each forward purchaser will have the right to accelerate its forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require us to physically settle the applicable forward sale agreement on a date specified by such forward purchaser if:

•

in the good faith, commercially reasonable judgment of such forward purchaser, it or its affiliate is unable to hedge its exposure to the transactions contemplated by such forward sale agreement because of the lack of sufficient shares of our common stock being made available for borrowing by stock lenders or it or its affiliate is unable to borrow such number of shares at a rate equal to or less than an agreed maximum stock loan rate;

•

we declare any dividend or distribution on shares of our common stock payable in (i) cash in excess of a specified amount (other than an extraordinary dividend), (ii) securities of another company acquired or owned by us as a result of a spin-off or other similar transaction, or (iii) any other type of securities (other than shares of our common stock), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price, as reasonably determined by such forward purchaser;

•	certain ownership thresholds applicable to such forward purchaser are exceeded;

•

an event is announced that, if consummated, would result in certain mergers and tender offers, as well as certain events such as a delisting of our common stock, or the occurrence of certain changes in law (each as more fully described in such forward sale agreement); or

•

certain events of default or termination events occur, including, among other things, any material misrepresentation made by us in connection with our entry into such forward sale agreement, our bankruptcy (except as described below) or the occurrence of an event or circumstance causing certain payments or deliveries under, or material compliance with, such forward sale agreement to be unlawful (each as more fully described in such forward sale agreement).

Each forward purchaser’s decision to exercise its right to accelerate its forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and to require us to settle such forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and may adversely affect the market price of our common stock. In addition, upon certain bankruptcy or insolvency filings related to us, each forward sale agreement will automatically terminate without further liability of either party to such agreement. Following any such termination, we would not issue any shares of our common stock or receive any proceeds pursuant to such forward sale agreement.

Each forward sale agreement provides for settlement on a settlement date or dates to be specified at our discretion on or prior to February 25, 2027. Each forward sale agreement will be physically settled, unless we elect to settle such forward sale agreement in cash or to net share settle such forward sale agreement. If we decide to physically settle or net share settle a forward sale agreement, delivery of shares of our common stock upon any physical settlement or net share settlement of such forward sale agreement will result in dilution to our earnings per share. If we elect cash or net share settlement for all or a portion of the shares of our common stock underlying a forward sale agreement, we would expect the relevant forward purchaser or one of its affiliates to repurchase a number of shares of our common stock equal to the portion for which we elect cash or net share settlement in order to satisfy its obligation to return the shares of our common stock such forward purchaser or its affiliate had borrowed in connection with sales of our common stock under this prospectus supplement and, if applicable in connection with net share settlement, to deliver shares of our common stock to us. If the market value of such shares of our common stock at the time of the purchase is above the forward sale price for such shares at that time, we will pay or deliver, as the case may be, to the relevant forward purchaser under its forward sale agreement, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. Any such difference could be significant. Conversely, if the market value of such shares of our common stock at the time of such purchase is below the forward sale price for such shares at that time, the relevant forward purchaser will pay or deliver, as the case may be, to us under its forward sale agreement, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. See “Underwriting (Conflicts of Interest)—Forward Sale Agreements” for a description of the forward sale agreements.

The forward sale price that we expect to receive upon physical settlement of each forward sale agreement is subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of such forward sale agreement. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a reduction of the forward sale price for such day.

In addition, the purchase of shares of our common stock by a forward purchaser or its affiliate to unwind such forward purchaser’s hedge position could cause the market price of our common stock to increase over time, thereby increasing the amount of cash we would owe to a forward purchaser upon a cash settlement or increasing the number of shares of our common stock we would owe to a forward purchaser upon a net share settlement, as the case may be, of the applicable forward sale agreement, or decreasing the amount of cash that such forward purchaser would owe us upon a cash settlement or decreasing the number of shares of our common stock that such forward purchaser would owe us upon a net share settlement, as the case may be, of the applicable forward sale agreement. We will not be able to control the manner in which a forward purchaser unwinds its hedge positions.

In the case of certain bankruptcy or insolvency filings, the forward sale agreements will automatically terminate, and we would not receive the expected proceeds from the forward sales of our common stock.

If we institute or consent to, or an appropriate regulatory or other authority institutes against us, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights or if we or such authority presents a petition for our winding up or liquidation or we consent to such a petition, the forward sale agreements will automatically terminate. If the forward sale agreements so terminate, we would not be obligated to deliver to the forward purchasers any shares of our common stock not previously delivered, and the forward purchasers would be discharged from their obligations to pay the forward sale price per share in respect of any shares of our common stock not previously settled. Therefore, to the extent there are any shares of our common stock with respect to which there has been no settlement under the forward sale agreements at the time of the institution of or consent to any such bankruptcy or insolvency proceedings or any such petition, we would not receive the forward sale price per share in respect of those shares of our common stock.

The issuance of shares of our common stock under the forward sale agreements may be dilutive.

The issuance of shares of our common stock in connection with the underwriting agreement or a physical or net share settlement in respect of a forward sale agreement, the receipt of the expected net proceeds and the use of those proceeds, may have a dilutive effect on our expected net income available to holders of our common stock and funds from operations on a per share basis. The actual amount of dilution cannot be determined at this time and will be based on numerous factors.

The underwriters or their affiliates may receive benefits from sales under the forward sale agreements.

Certain of the underwriters or their affiliates hold our commercial paper obligations, as disclosed under “Use of Proceeds” and “Plan of Distribution (Conflicts of Interest).” To the extent that we use a portion of the net proceeds of sales made pursuant to the underwriting agreement or in connection with a physical or net share settlement in respect of a forward sale agreement to repay a portion of our outstanding commercial paper obligations, such affiliates will receive their proportionate share of any amount of our commercial paper obligations that is repaid with the net proceeds of this offering.

In addition, in connection with the forward sale agreements, each forward seller is obligated to use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable laws and regulations, to sell shares of our common stock borrowed from third parties to hedge the applicable forward purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares of our common stock will be paid to the applicable forward purchaser. Such entity will be either an underwriter or an affiliate of an underwriter. As a result, an underwriter or one of its affiliates will receive the net proceeds from any sale of borrowed shares of our common stock made in connection with the forward sale agreements.

These transactions create potential conflicts of interest because these underwriters and forward purchasers have an interest in the successful completion of this offering beyond the underwriting discount that the underwriters will receive. That interest may influence the decision regarding the terms and circumstances under which this offering is completed.

Risks Related to Ownership of Our Common Stock

Our ability to pay dividends on our common stock may be limited.

Our payment of dividends on our common stock in the future will be determined by our board of directors (or an authorized committee thereof) in its sole discretion and will depend on business conditions, our financial condition, earnings and liquidity, and other factors that our board of directors considers relevant.

The indenture governing our 2.0% Zero-Premium Exchangeable Subordinated Notes due 2029 (“ZENS”) and the agreements governing any future indebtedness of ours may limit our ability to pay cash dividends on our common stock. In the event that the agreements governing any such indebtedness restrict our ability to pay dividends in cash on our common stock, we may be unable to pay dividends in cash on our common stock unless we can refinance the amounts outstanding under such agreements.

Under Texas law, our board of directors (or an authorized committee thereof) may authorize a dividend, and we may make a dividend, so long as (i) the dividend does not violate our articles of incorporation, (ii) we are not insolvent after the dividend and (iii) the dividend does not exceed our surplus (the amount by which our net assets exceed our stated capital). Further, even if we are permitted under our contractual obligations and Texas law to pay cash dividends on our common stock, we may not have sufficient cash to pay dividends in cash on our common stock.

We have issued securities that contain provisions that could restrict our payment of dividends.

We currently have outstanding junior subordinated notes, and may in the future issue additional junior subordinated notes or similar securities that, in certain circumstances, including the failure to pay current interest, would limit our ability to pay dividends on our common stock. No assurance can be given that these circumstances will not occur in the future.

The market price of our common stock may be volatile or may decline and it may be difficult for you to resell shares of our common stock at prices you find attractive.

The market price of our common stock has historically experienced and may continue to experience volatility. For example, during the twelve months ended April 30, 2025, the high sales price per share of our common stock on The New York Stock Exchange was $38.86 and the low sales price per share was $25.41. The price of our common stock could be subject to wide fluctuations in the future in response to the following events or factors:

•	industrial, commercial and residential growth in our service territories and changes in market demand, including the effects of energy efficiency measures and demographic patterns;

•	timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment;

•	weather variations and other natural phenomena, including the impact of severe weather events on operations and capital;

•	costs and liabilities relating to governmental laws and regulations and environmental risks;

•	general market, political and economic conditions;

•	our failure to meet financial analysts’ performance or financing expectations;

•	changes in recommendations by financial analysts;

•	changes in market valuations of other companies in our industry; and

•	other factors set forth in “Cautionary Statement Regarding Forward-Looking Information” of this prospectus supplement.

Other risks described elsewhere under “Risk Factors” in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement also could materially and adversely affect the price of our common stock.

Anti-takeover provisions in our organizational documents and under Texas law may impede or discourage a takeover, which could cause the market price of our common stock to decline.

We are a Texas corporation, and the anti-takeover provisions of Texas law impose various impediments to the ability of a third party to acquire control of us, even if a change in control would be beneficial to our existing shareholders, which, under certain circumstances, could reduce the market price of our common stock. In addition, protective provisions in our articles of incorporation and our bylaws or the implementation by our board of directors of a shareholder rights plan could prevent a takeover, which could harm our shareholders.

Future sales or issuances of shares of our common stock could cause the market price of our common stock to decline.

We are not restricted from issuing additional securities in the future, including shares of our common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, shares of our common stock or any substantially similar securities. The market price of our common stock could decline as a result of issuances or sales of a large number of shares of our common stock in the market after this offering or the perception that such issuances or sales could occur. Additionally, future issuances or sales of a large number of shares of our common stock, including under our at-the-market program, may be at prices below the offering price of the shares of our common stock offered by this prospectus supplement and may adversely impact the market price of our common stock.

Sales of substantial amounts of our common stock, or the perception that such sales could occur, by large shareholders or otherwise, could cause the market price of our common stock to decrease significantly. We cannot predict the effect, if any, of future sales of our common stock, or the availability of our common stock for future sales, on the market price of our common stock.

Any future issuance of preferred stock, or the conversion of our outstanding convertible notes, may cause the price of our common stock to decline, which may negatively impact your investment.

Our board of directors is authorized to issue series of shares of preferred stock without any action on the part of the holders of our common stock. Our board of directors also has the power, without the approval of the holders of our common stock, to set the terms of any such series of shares of preferred stock that may be issued, including the designations, preferences, limitations and relative rights, voting, redemption and other rights over our common stock with respect to dividends or if we liquidate, dissolve or wind up our affairs and other terms. Any preferred stock we may issue in the future will rank senior to all of our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up of our affairs. If we issue preferred stock in the future that has preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up of our affairs, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the market price of our common stock could decrease, which may negatively impact your investment.

In addition, a number of shares of our common stock are reserved for issuance upon conversion of our outstanding 4.25% Convertible Senior Notes due 2026 (the “convertible notes”). The conversion of some or all of the convertible notes could dilute the ownership interests of existing shareholders, unless we satisfy any such conversions solely with cash, and conversions of the convertible notes into shares of our common stock, or the perception that such conversions may occur, could adversely affect the trading price of our common stock.

We are a holding company and, as a result, we depend on distributions from our subsidiaries to meet our payment obligations and for the ability to pay dividends on our common stock, and provisions of applicable law or contractual restrictions could limit the amount of those distributions.

We are a holding company that derives all of our operating income from, and holds substantially all of our assets through, our subsidiaries. As a result, we depend on the performance of and distributions from our subsidiaries to meet our payment obligations and for our ability to declare and pay dividends on our common stock. In general, our subsidiaries are separate and distinct legal entities and have no obligation to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. In addition, provisions of applicable law, such as those limiting the legal sources of dividends, limit our subsidiaries’ ability to make payments or other distributions to us, and our subsidiaries could agree to contractual restrictions on their ability to make distributions. Further, as part of Houston Electric’s 2019 base rate case, Houston Electric agreed to certain “ring-fencing” measures to increase its financial separateness from CenterPoint Energy. Houston Electric may be requested to institute further ring-fencing measures or further ring-fencing measures could be imposed on Houston Electric in the future through legislation or PUCT rules or orders. While current ring-fencing measures have not impacted Houston Electric’s ability to pay dividends to CenterPoint Energy, the imposition of any additional measures impacting CenterPoint Energy’s ability to receive dividends from Houston Electric could adversely affect CenterPoint Energy’s cash flows, credit quality, financial condition and results of operations.

Our right to receive any assets of any subsidiary, and therefore the right of our holders of our common stock to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we were a creditor of any subsidiary, our rights as a creditor would likely be effectively subordinated to any security interest in the assets of that subsidiary and any indebtedness of the subsidiary senior to that held by us.

We will have broad discretion over the use of the net offering proceeds received in connection with the underwriting agreement or a physical or net share settlement in respect of a forward sale agreement, and we may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds in connection with the underwriting agreement or a physical or net share settlement in respect of a forward sale agreement, and could spend the proceeds in a variety of ways with which you may not agree or that may ultimately fail to improve our operating results or enhance the value of shares of our common stock. Our failure to apply these funds effectively could have a negative effect on our business and cause the price of shares of our common stock to decline.

Future offerings of debt securities, which would rank senior to our common stock upon our bankruptcy or liquidation, may cause the price of our common stock to decline, which may negatively impact your investment.

In the future, we may attempt to increase our capital resources by making offerings of debt securities. Upon bankruptcy or liquidation, holders of our debt securities and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock. Our decision to issue debt securities in any future offering will depend on market conditions and other factors that may be beyond our control. As a result, we cannot predict or estimate the amount, timing or nature of our future offerings, and purchasers of our common stock in this offering bear the risk of our future offerings of debt securities.

USE OF PROCEEDS

We will not initially receive any proceeds from the sale of the shares of our common stock offered by the forward sellers in this offering unless (i) an event occurs that requires us to issue and sell such shares to the underwriters in lieu of the forward sellers selling such shares to the underwriters as further described elsewhere in this prospectus supplement or (ii) the underwriters exercise their option to purchase additional shares of our common stock, in whole or in part, and we elect to issue and sell the shares of our common stock covered by such option directly to the underwriters rather than requiring the forward sellers to borrow and deliver such shares to the underwriters pursuant to our election to enter into additional forward sale agreements, and in each case, we intend to use all net proceeds we receive from any such sales of our common stock for the same purposes described below.

We expect to receive net proceeds, before expenses, of approximately $784.0 million (or approximately $901.6 million if the underwriters’ option to purchase additional shares of our common stock is exercised in full and we elect to have the forward sellers borrow and deliver such shares to the underwriters), subject to the price adjustment and other provisions of the forward sale agreements, in the event of full physical settlement of the forward sale agreements, which we expect to occur on or prior to February 25, 2027. For purposes of calculating the proceeds to us upon settlement of the forward sale agreements, we have assumed that the forward sale agreements are physically settled based upon the initial forward sale price of $36.26 on the effective date of the forward sale agreements, which will be May 29, 2025. We will not receive any proceeds under the forward sale agreements on the closing date of this offering. The actual proceeds from the forward sales are subject to the final settlement of the forward sale agreements. The forward sale price that we expect to receive upon physical settlement of each forward sale agreement is subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of the applicable forward sale agreement. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a reduction of the forward sale price for such day. See “Underwriting (Conflicts of Interest)—Forward Sale Agreements” for a description of the forward sale agreements.

We presently intend to elect full physical settlement of the forward sale agreements and to use the net proceeds, if any, that we would receive upon settlement of the forward sale agreements and, if applicable, upon any exercise by the underwriters of their option to purchase additional shares of our common stock, for general corporate purposes, including repayment of a portion of our outstanding commercial paper or other debt. Proceeds from our commercial paper were used for general corporate purposes, including working capital purposes. On March 31, 2025, we, on an unconsolidated basis, had approximately $1.1 billion of commercial paper borrowings, which had a weighted-average maturity of 6.0 days and a weighted-average interest rate of 4.58%. Pending application of any net proceeds for the foregoing purposes, we expect to use any net proceeds to invest in the CenterPoint Energy money pool or various instruments that may include, but would not be limited to, short-term, interest bearing obligations, including bank deposits and certificates of deposit with financial institutions having investment-grade ratings, U.S. government obligations or money market funds primarily invested in securities issued by the U.S. government or its agencies.

Certain of the underwriters and/or their affiliates may own some of our outstanding commercial paper and will therefore each receive a portion of the net proceeds upon such repayment. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

If we elect to cash settle all or a portion of a forward sale agreement, we will not receive any proceeds from the sale of shares of our common stock related to such election of cash settlement of such forward sale agreement and we may either receive a cash payment from, or owe a cash payment to, the relevant forward purchaser. If we elect to net share settle all or a portion of a forward sale agreement, we will not receive any proceeds from the sale of shares of our common stock related to such election, and we may either receive shares of our common stock from, or owe shares of our common stock to, the relevant forward purchaser.

LISTING OF OUR COMMON STOCK AND DIVIDENDS

Our common stock is listed on The New York Stock Exchange and the NYSE Texas, in each case, under the symbol “CNP.” On May 27, 2025, the last reported sale price of our common stock on the NYSE was $37.73 per share.

We have historically paid quarterly dividends on our common stock; however, the amount of future cash dividends will be subject to determination based upon our results of operations and financial condition, our future business prospects, any applicable contractual restrictions and other factors that our board of directors considers relevant and will be declared at the discretion of our board of directors. See “Risk Factors—Risks Related to Ownership of Our Common Stock—Our ability to pay dividends on our common stock may be limited.”

On April 16, 2025, our board of directors declared a regular quarterly cash dividend of $0.22 per share of our common stock, payable on June 12, 2025 to shareholders of record at the close of business on May 15, 2025. Purchasers of shares of our common stock in this offering will not be entitled to receive the dividend payable on June 12, 2025 with respect to shares of our common stock purchased in this offering.

DESCRIPTION OF CAPITAL STOCK

As of April 21, 2025, our authorized capital stock consists of:

•	1,000,000,000 shares of common stock, par value $0.01 per share, of which 652,728,398 shares were outstanding, excluding 166 shares held as treasury stock, and

•	20,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

The following description of our common stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Restated Articles of Incorporation (“Articles of Incorporation”) and Fourth Amended and Restated Bylaws (“Bylaws”), each of which is incorporated by reference as an exhibit to our 2024 Form 10-K. We encourage you to read our Articles of Incorporation, our Bylaws and the applicable provisions of the Texas Business Organizations Code (“TBOC”) for additional information.

Voting Rights. Holders of our common stock are entitled to one vote for each share on all matters submitted to a vote of shareholders, including the election of directors. There are no cumulative voting rights. Subject to the voting rights expressly conferred to the holders of our preferred stock, the holders of our common stock possess exclusive full voting power for the election of directors and for all other purposes. Our Bylaws provide that director nominees are elected by the vote of a majority of the votes cast with respect to the director by shareholders entitled to vote at the meeting in an uncontested election. An election is contested if, (x) the secretary receives notice that one or more shareholders has proposed to nominate one or more persons for election or re-election to the board of directors, which notice purports to be in compliance with the advance notice requirements for shareholder nominations set forth in the Bylaws, irrespective of whether the board of directors at any time determines that any such notice is not in compliance with such requirements, and (y) such nomination or nominations have not been formally and irrevocably withdrawn by such shareholder(s) on or prior to the date that is 14 days in advance of the date we file our definitive proxy statement with the Securities and Exchange Commission, in which case directors will be elected by the vote of a plurality of the votes cast by shareholders entitled to vote at the meeting.

Dividends. Subject to preferences that may be applicable to any of our outstanding preferred stock, the holders of our common stock are entitled to dividends when, as and if declared by the board of directors out of funds legally available for that purpose.

Liquidation Rights. If we are liquidated, terminated or wound up, the holders of our common stock will be entitled to a pro rata share in any distribution to shareholders, but only after satisfaction of all of our liabilities and of the prior rights of any outstanding class of our preferred stock, which may include the right to participate further with the holders of our common stock in the distribution of any of our remaining assets.

Preemptive Rights. Holders of our common stock are not entitled to any preemptive or conversion rights or other subscription rights.

Transfer Agent and Registrar. Broadridge Corporate Issuer Solutions, Inc. serves as transfer agent and registrar for our common stock.

Other Provisions. There are no redemption or sinking fund provisions applicable to our common stock. No personal liability will attach to holders of such shares under the laws of the State of Texas. Subject to the provisions of our Articles of Incorporation and Bylaws imposing certain supermajority voting provisions, the rights of the holders of shares of our common stock may not be modified except by a vote of at least a majority of the shares outstanding, voting together as a single class.

Preferred Stock

Our board of directors may cause us to issue preferred stock from time to time in one or more series and may fix the number of shares and the terms of each series without the approval of our shareholders. Our board of directors may determine the terms of each series, including:

•	the designation of the series,

•	dividend rates and payment dates,

•	whether dividends will be cumulative, non-cumulative or partially cumulative, and related terms,

•	redemption rights,

•	liquidation rights,

•	sinking fund provisions,

•	conversion rights,

•	voting rights, and

•	any other terms.

The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of our common stock. It could also affect the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation. The issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, could be used to discourage an attempt to obtain control of us. For example, if, in the exercise of its fiduciary obligations, our board were to determine that a takeover proposal was not in our best interest, the board could authorize the issuance of a series of preferred stock containing class voting rights that would enable the holder or holders of the series to prevent or make the change of control transaction more difficult. Alternatively, a change of control transaction deemed by the board to be in our best interest could be facilitated by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the shareholders.

Anti-Takeover Effects of Texas Laws and Our Charter and Bylaw Provisions

Some provisions of Texas law and our Articles of Incorporation and Bylaws could make the following actions more difficult:

•	acquisition of us by means of a tender offer,

•	acquisition of control of us by means of a proxy contest or otherwise, or

•	removal of our incumbent officers and directors.

These provisions are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of this increased protection gives us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms.

Charter and Bylaw Provisions

Election and Removal of Directors. The number of members of our board of directors will be fixed from time to time by resolution of the board of directors. Except for voting rights as may be provided to holders of preferred stock, at each annual meeting of shareholders, all directors are elected to hold office for a term expiring at the next succeeding annual meeting of shareholders and until their successors have been elected and qualified.

No director may be removed except for cause, and, subject to the voting rights expressly conferred to the holders of our preferred stock, directors may be removed for cause only by the holders of at least a majority of the shares of capital stock entitled to vote at an election of directors. Subject to the voting rights expressly conferred to the holders of our preferred stock, any vacancy occurring on the board of directors and any newly created directorship may be filled by a majority of the remaining directors in office or by election by the shareholders.

Shareholder Meetings. Our Articles of Incorporation and Bylaws provide that special meetings of holders of common stock may be called only by the chair of our board of directors, our chief executive officer, the president, the secretary, a majority of our board of directors or the holders of not less than 50% of the shares of our capital stock outstanding and entitled to vote at such meeting.

Modification of Articles of Incorporation. In general, amendments to our Articles of Incorporation that are recommended by the board of directors require the affirmative vote of holders of at least a majority of the voting power of all outstanding shares of capital stock entitled to vote in the election of directors. The provisions described above under “—Election and Removal of Directors” and “—Shareholder Meetings” may be amended only by the affirmative vote of holders of at least 66 2/3% of the voting power of all outstanding shares of capital stock generally entitled to vote in the election of directors, voting together in a single class. The provisions described below under “—Modification of Bylaws” may be amended only by the affirmative vote of holders of at least 80% of the voting power of all outstanding shares of capital stock entitled to vote in the election of directors.

Modification of Bylaws. Our board of directors has the power to alter, amend or repeal the Bylaws or adopt new Bylaws by the affirmative vote of at least 80% of all directors then in office at any regular or special meeting of the board of directors called for that purpose. The shareholders also have the power to alter, amend or repeal the Bylaws or adopt new Bylaws by the affirmative vote of holders of at least 80% of the voting power of all outstanding shares of capital stock entitled to vote in the election of directors, voting together as a single class.

Other Limitations on Shareholder Actions. Our Bylaws also impose some procedural requirements on shareholders who wish to:

•	make nominations in the election of directors,

•	propose that a director be removed,

•	propose any repeal or change in the Bylaws, or

•	propose any other business to be brought before an annual or special meeting of shareholders.

Under these procedural requirements, a shareholder must deliver timely notice in proper written form (as specified in the Bylaws) to our secretary of the nomination or proposal along with evidence of, among other things:

•	the shareholder’s status as a shareholder,

•	the number of shares beneficially owned by the shareholder,

•	a list of the persons with whom the shareholder is acting in concert, and

•	the number of shares such persons beneficially own.

To be timely, a shareholder must deliver the notice:

•

in connection with an annual meeting of shareholders, not later than the close of business on the 90th day nor earlier than the close of business on the 180th day prior to the first anniversary of the date on which the immediately preceding year’s annual meeting of shareholders was held; provided that if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the first anniversary of the preceding year’s annual meeting of shareholders, not earlier than the close of business 180 days prior to the annual meeting and not later than the last to occur of the close of business (i) the 90th day prior to the annual meeting or (ii) the 10th day following the day on which we first make public announcement of the date of such meeting, or

•

in connection with the nomination of director candidates at a special meeting of shareholders, generally not later than the close of business on the 40th day nor earlier than the close of business on the 60th day prior to the date of the special meeting.

To submit a nomination for the board of directors, a shareholder must also submit information with respect to the nominee that we would be required to include in a proxy statement, and, with respect to a nomination for an annual meeting, reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act not later than eight business days prior to the date of the meeting, as well as certain other information relating to the candidate’s eligibility, including any required updates or supplements to such information as of the record date for the meeting and as of the date that is ten business days prior to the meeting. If a shareholder fails to follow the required procedures, the shareholder’s nominee or proposal will be ineligible and will not be voted on by our shareholders.

In addition to the director nomination provisions described above, our Bylaws contain a “proxy access” provision that provides that any shareholder or group of up to twenty shareholders who have owned 3% or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials for an annual meeting of shareholders, director candidates constituting up to 20% (or, if such amount is not a whole number, the closest whole number below 20%) of our board of directors or two directors, whichever is greater, provided that the shareholder (or group) and each nominee satisfy the eligibility requirements specified in our Bylaws. An eligible shareholder (or group) proposing to nominate a person for election to our board of directors through the proxy access provision must provide us with a notice requesting the inclusion of the director nominee in our proxy materials and other required information not less than 120 days nor more than 150 days prior to the first anniversary of the date on which the immediately preceding year’s annual meeting of shareholders was held. In addition, an eligible shareholder (or group) may include a written statement of not more than 500 words supporting the candidacy of such shareholder nominee. The complete proxy access provision for director nominations are set forth in our Bylaws.

In connection with a special meeting of shareholders, the only business that will be conducted is that stated in the notice of special meeting, or otherwise properly brought and made in proper written form before the meeting by or at the direction of the Chair of the Meeting or the board of directors. Shareholders requesting a special meeting are permitted to make proposals for matters to be brought before the meeting in their request.

Limitation on Liability of Directors. Our Articles of Incorporation provide that no director will be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except as required by law as in effect from time to time. Currently, Texas law requires that liability be imposed for the following actions:

•	any breach of the director’s duty of loyalty to us or our shareholders,

•	any act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of law,

•	a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of a director’s office, and

•	an act or omission for which the liability of a director is expressly provided for by statute.

Our Bylaws provide that we will indemnify our officers and directors and advance expenses to them in connection with proceedings and claims, to the fullest extent permitted by the TBOC. The Bylaws authorize our board of directors to indemnify and advance expenses to people other than our officers and directors in certain circumstances.

Choice of Forum

Our Bylaws provide that, unless we consent to the selection of an alternative forum, the United States District Court for the Southern District of Texas or, if such court lacks jurisdiction, the state district court of Harris County, Texas, shall be the sole and exclusive forum for certain actions brought on behalf of the company or asserting claims against the company or its directors, officers or employees. Our Bylaws also provide that the federal district courts of the United States will be the sole and exclusive forum for claims arising under the Securities Act of 1933, as amended.

Texas Anti-Takeover Law

We are subject to Section 21.606 of the TBOC. That section prohibits Texas public corporations from engaging in a wide range of specified transactions with any affiliated shareholder during the three-year period immediately following the affiliated shareholder’s acquisition of shares in the absence of certain board of director or shareholder approvals. An affiliated shareholder of a corporation is any person, other than the corporation and any of its wholly owned subsidiaries, that is or was within the preceding three-year period the beneficial owner of 20% or more of the outstanding shares of stock entitled to vote generally in the election of directors. Section 21.606 may deter any potential unfriendly offers or other efforts to obtain control of us that are not approved by our board of directors. This may deprive our shareholders of opportunities to sell shares of our common stock at a premium to the prevailing market price.

Listing.

Our common stock is traded on the New York Stock Exchange and the NYSE Texas under the trading symbol “CNP.”

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of certain material U.S. federal income tax consequences to U.S. holders and non-U.S. holders (each, as defined below) of the purchase, ownership, and disposition of our common stock issued pursuant to this offering. This discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of personal circumstances, nor does this discussion address the effects of other U.S. federal tax laws, such as estate or gift tax laws, or the effects of any applicable state, local or non-U.S. tax laws. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (“Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (“IRS”) in effect as of the date of this offering. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a beneficial owner of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position regarding the matters discussed below.

This discussion is limited to beneficial owners that hold our common stock as a “capital asset” within the meaning of section 1221 of the Code (generally, property held for investment). This discussion does not address tax consequences relevant to beneficial owners subject to special rules, including, without limitation:

•	U.S. expatriates or former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	U.S. holders whose functional currency is not the U.S. dollar;

•	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	tax-exempt retirement plans;

•	persons that own, actually or constructively, more than 5% of our common stock;

•	“qualified foreign pension funds” as defined in section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•	persons deemed to sell our common stock under the constructive sale provisions of the Code.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships considering an investment in our common stock and partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER OTHER U.S. FEDERAL TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons, or (2) has made a valid election under applicable Treasury Regulations to continue to be treated as a U.S. person.

A “non-U.S. holder” is any beneficial owner of our common stock that is not a “U.S. holder,” and that is not an entity treated as a partnership for U.S. federal income tax purposes.

Tax Consequences Applicable to U.S. Holders

Distributions Generally

Distributions of cash or other property on our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Subject to customary conditions and limitations, dividends will be eligible for the dividends-received deduction in the case of U.S. holders that are corporations. Dividends paid to non-corporate U.S. holders generally will qualify for taxation at special rates if such U.S. holders meet certain holding period and other applicable requirements. To the extent distributions exceed our current and accumulated earnings and profits, the distributions will be treated first as a non-taxable return of capital to the extent of the U.S. holder’s tax basis in our common stock, and thereafter will be taxable as capital gain realized on the sale or other taxable disposition of our common stock, as described under “—Dispositions of Our Common Stock” below.

Dispositions of Our Common Stock

If a U.S. holder sells or disposes of shares of our common stock, it generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized on such sale or other taxable disposition and the U.S. holder’s adjusted basis in such shares of our common stock. This gain or loss generally will be long-term capital gain or loss if the U.S. holder has held our common stock for more than one year. The deductibility of capital losses is subject to limitations.

Medicare Tax on Net Investment Income

Certain U.S. holders who are individuals, estates and trusts are subject to an additional 3.8% tax on the lesser of: (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the relevant taxable year over a certain threshold (over $250,000 in the case of a married individual filing a joint return or a surviving spouse, $125,000 in the case of a married individual filing a separate return, or $200,000 in the case of a single individual). U.S. holders that are individuals, estates or trusts should consult their tax advisors regarding the effect, if any, of this tax.

Backup Withholding and Information Reporting

We or an applicable withholding agent will report to U.S. holders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a U.S. holder may be subject to backup withholding with respect to dividends paid or the proceeds of a disposition of our common stock unless the U.S. holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of exemptions from the backup withholding rules. A U.S. holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the U.S. holder’s federal income tax liability, provided the required information is timely furnished to the IRS.

Tax Consequences Applicable to Non-U.S. Holders

Distributions Generally

Distributions that are treated as dividends (see “Tax Consequences Applicable to U.S. Holders—Distributions Generally”) generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends, or such lower rate specified by an applicable income tax treaty. Distributions that are treated as taxable gain or return of capital could be subject to a withholding tax at a rate of 15% under FIRPTA (as defined below) if we are considered a USRPHC (as defined below) and our stock is not “regularly traded” on an established securities market (see “—Dispositions of Our Common Stock”). For withholding purposes, we expect that all distributions will be treated as made out of our current or accumulated earnings and profits and thus treated as dividends. However, if it is subsequently determined that a distribution was, in fact, in excess of our current and accumulated earnings and profits, a non-U.S. holder may be able to obtain a refund of withholding taxes by timely filing an appropriate claim for refund with the IRS. Additionally, an applicable income tax treaty may reduce the rate of a withholding tax on distributions received by a non-U.S. holder. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish to us or our paying agent a valid IRS Form W- 8BEN or W-8BEN-E (or applicable successor form) certifying such non-U.S. holder’s qualification for the reduced rate. This certification must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If a non-U.S. holder holds our common stock in connection with the conduct of a trade or business in the United States, and dividends paid on our common stock are effectively connected with such non-U.S. holder’s U.S. trade or business, the non-U.S. holder will be exempt from U.S. federal withholding tax. To claim the exemption, the non-U.S. holder must generally furnish to us or our paying agent a properly executed IRS Form W-8ECI (or applicable successor form).

Any dividends paid on our common stock that are effectively connected with a non-U.S. holder’s U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be subject to U.S. federal income tax on a net-income basis at the regular graduated U.S. federal income tax rates applicable to U.S. holders. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Dispositions of Our Common Stock

A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock, unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States;

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met; or

•

our common stock constitutes a “United States real property interest,” or “USRPI,” which could be the case if we are a United States real property holding corporation, or “USRPHC,” for U.S. federal income tax purposes within the meaning of the “Foreign Investment in Real Property Tax Act,” or “FIRPTA.”

Gain described in the first bullet point above will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates applicable to U.S. holders. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty) on any gain derived from the sale, which gain may be offset by any U.S. source capital losses (even though the non-U.S. holder is not considered a resident of the United States).

With respect to the third bullet point above, we believe that we may have been, may currently be, or may become, a USRPHC. Nevertheless, pursuant to an exception for certain interests in publicly traded corporations, even if we are a USRPHC, a non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange or other taxable disposition of our common stock if (i) any class of our stock (including our common stock) is regularly traded on an established securities market and (ii) the non-U.S. holder’s ownership interest in our common stock falls below a certain threshold. If any class of our stock is regularly traded on an established securities market, then a non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange or other taxable disposition of our common stock unless (i) if our common stock is (or is also) regularly traded, such non-U.S. holder’s shares of our common stock (including shares of our common stock that are attributed to such non-U.S. holder under applicable attribution rules) represent more than 5% of the total fair market value of all of the shares of our common stock at any time during the five-year period ending on the date of disposition of such common stock by the non-U.S. holder or (ii) if our common stock is not regularly traded, such non-U.S. holder’s shares of our common stock (including shares of our common stock that are attributed to such non-U.S. holder under applicable attribution rules) have a fair market value on the date of acquisition greater than the fair market value of 5% of our regularly traded class of stock with the lowest fair market value. We expect at least one of our classes of stock to be regularly traded on an established securities market, but this cannot be assured. Prospective investors should consult their own tax advisors regarding the application of the exception for certain interests in publicly traded corporations.

Backup Withholding Tax and Information Reporting

We or an applicable withholding agent must report annually to the IRS and to each non-U.S. holder the amount of distributions on our common stock paid to such non-U.S. holder and the amount of any tax withheld with respect to those distributions. These information reporting requirements apply even if no withholding was required because the distributions were effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, however, generally will not apply to payments to a non-U.S. holder on our common stock provided the non-U.S. holder furnishes to the payor the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if the payor has actual knowledge, or reason to know, that the non U.S. holder is a U.S. person that is not an exempt recipient.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of our common stock, proposed U.S. Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

UNDERWRITING (CONFLICTS OF INTEREST)

Subject to the terms and conditions set forth in an underwriting agreement dated the date of this prospectus supplement, each underwriter named below, for whom BofA Securities, Inc., Mizuho Securities USA LLC and J.P. Morgan Securities LLC are acting as the representatives, has severally, but not jointly, agreed to purchase, and the forward sellers, severally, but not jointly (or, if certain conditions are not satisfied, we) have agreed to sell to each underwriter, the number of shares of our common stock set forth opposite its name below.

Underwriter	Number of Shares
BofA Securities, Inc.	5,405,406
Mizuho Securities USA LLC	4,324,324
J.P. Morgan Securities LLC	3,243,243
Barclays Capital Inc.	2,054,054
Citigroup Global Markets Inc.	2,054,054
RBC Capital Markets, LLC	2,054,054
MUFG Securities Americas Inc.	1,189,189
BMO Capital Markets Corp.	648,649
Scotia Capital (USA) Inc.	648,649

Total	21,621,622

The obligations of the several underwriters to purchase the shares of our common stock included in this offering are subject to certain conditions as set forth in the underwriting agreement. The underwriters are obligated to purchase all of the shares of our common stock reflected in the table above if they purchase any of such shares. The offering of the shares of our common stock by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to withdraw, cancel or modify offers to the public and to reject any order in whole or in part.

BofA Securities, Inc., Mizuho Securities USA LLC and J.P. Morgan Securities LLC, as representatives of the underwriters, have advised us that the underwriters propose initially to offer the shares of our common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a selling concession not in excess of $0.4440 per share. After the initial offering, the public offering price, selling concession or any other term of the offering may be changed. The following table shows the public offering price, underwriting discount and proceeds before expenses to us, assuming the underwriters’ option to purchase additional shares of our common stock is not exercised.

	Per Share	Total
Public Offering Price	$37.00	$800,000,014.00
Underwriting Discount	$0.74	$16,000,000.28
Proceeds, before expenses, to CenterPoint Energy, Inc.(1)	$36.26	$784,000,013.72

(1)

Assumes full physical settlement of the forward sale agreements. For the purpose of calculating the estimated net proceeds to us, we have assumed that the forward sale agreements are fully physically settled based on the initial forward sale price of $36.26 per share. The forward sale price is subject to adjustment pursuant to the forward sale agreements, and the actual proceeds, if any, will be calculated as described in this prospectus supplement.

We estimate that the total expenses related to the offering, excluding underwriting discounts and commissions, will be approximately $700,000.

We have agreed to indemnify the underwriters, the forward purchasers and the forward sellers against, or contribute to payments that the underwriters, the forward purchasers and the forward sellers may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Forward Sale Agreements

We have entered into separate forward sale agreements on the date of this prospectus supplement with each of the forward purchasers, relating to an aggregate of 21,621,622 shares of our common stock. In connection with the execution of the forward sale agreements, and at our request, the forward sellers are borrowing from third parties and selling in this offering an aggregate of 21,621,622 shares of our common stock.

If in the good faith, commercially reasonable judgment of a forward purchaser, it or its affiliate is unable to borrow, or it or its affiliate is unable to borrow at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date, any shares of our common stock, then the applicable forward sale agreement will be terminated in its entirety. If in the good faith, commercially reasonable judgment of a forward purchaser, it or its affiliate is unable to borrow and deliver for sale on the anticipated closing date a number of shares of our common stock underlying its forward sale agreement, or it or its affiliate would be unable to borrow, at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date such number of shares of our common stock, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares that such forward seller does not borrow and deliver, and the number of shares of our common stock to which the applicable forward sale agreement relates will be reduced to the number that such forward seller can so borrow and deliver. In the event that the number of shares of our common stock to which a forward sale agreement relates is so reduced, the commitment of the underwriters to purchase shares of our common stock from the relevant forward seller and such forward seller’s obligation to borrow such shares for delivery and sale to the underwriters, as described above, will be replaced with the commitment to purchase from us and our corresponding obligation to issue and sell directly to the underwriters all or such portion of the number of shares of our common stock not borrowed and delivered by such forward seller. In such event, we or the underwriters will have the right to postpone the closing date for up to one business day to effect any necessary changes to the documents or arrangements in connection with such closing.

We will receive an amount equal to the net proceeds from the sale of the borrowed shares of our common stock sold in this offering, subject to certain adjustments pursuant to the forward sale agreements, from the forward purchasers upon physical settlement of the forward sale agreements. We will only receive such proceeds if we elect to physically settle the forward sale agreements.

The forward sale agreements provide for settlement on a settlement date or dates to be specified at our discretion, but which we expect to occur on or prior to February 25, 2027. On a settlement date or dates, if we decide to physically settle a forward sale agreement, we will issue shares of our common stock to the relevant forward purchaser at the then-applicable forward sale price. The forward sale price will initially be $36.26 per share, which is the price at which the underwriters have agreed to buy the shares of our common stock offered hereby. Each forward sale agreement provides that the initial forward sale price will be subject to adjustment based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will be subject to decrease on each of certain dates specified in the relevant forward sale agreement by amounts related to expected dividends on shares of our common stock during the term of such forward sale agreement. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a reduction of the forward sale price for such day. As of the date of this prospectus supplement, the overnight bank funding rate was greater than the spread, but we can give no assurance that the overnight bank funding rate will not decrease to a rate below the spread during the term of the forward sale agreements.

Before the issuance of shares of our common stock, if any, upon settlement of a forward sale agreement, we expect that the shares of our common stock issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share calculation using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of the relevant forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price of our common stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of shares of our common stock is above the applicable adjusted forward sale price, which is initially $36.26 per share, subject to increase or decrease based on the overnight bank funding rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of our common stock during the term of the forward sale agreements.

However, if we decide to physically settle or net share settle a forward sale agreement, delivery of shares of our common stock to the relevant forward purchaser on any such physical settlement or net share settlement of such forward sale agreement would result in dilution to our earnings per share.

Each forward purchaser will have the right to accelerate its forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require us to physically settle the applicable forward sale agreement on a date specified by such forward purchaser if:

•

in the good faith, commercially reasonable judgment of such forward purchaser, it or its affiliate is unable to hedge its exposure to the transactions contemplated by such forward sale agreement because of the lack of sufficient shares of our common stock being made available for borrowing by stock lenders or it or its affiliate is unable to borrow such number of shares at a rate equal to or less than an agreed maximum stock loan rate;

•

we declare any dividend or distribution on shares of our common stock payable in (i) cash in excess of a specified amount (other than an extraordinary dividend), (ii) securities of another company acquired or owned by us as a result of a spin-off or other similar transaction, or (iii) any other type of securities (other than our common stock), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price, as reasonably determined by such forward purchaser;

•	certain ownership thresholds applicable to such forward purchaser are exceeded;

•

an event is announced that, if consummated, would result in certain mergers and tender offers, as well as certain events such as a delisting of our common stock, or the occurrence of certain changes in law (each as more fully described in such forward sale agreement); or

•

certain events of default or termination events occur, including, among other things, any material misrepresentation made by us in connection with our entry into such forward sale agreement, our bankruptcy (except as described below) or the occurrence of an event or circumstance causing certain payments or deliveries under, or material compliance with, such forward sale agreement to be unlawful (each as more fully described in such forward sale agreement).

Each forward purchaser’s decision to exercise its right to accelerate its forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and to require us to settle such forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and may adversely affect the market price of our common stock. In addition, upon bankruptcy or insolvency filings related to us, each forward sale agreement will automatically terminate without further liability of either party to such agreement. Following any such termination, we would not issue any shares of our common stock or receive any proceeds pursuant to such forward sale agreement.

Each forward sale agreement will be physically settled, unless we elect to settle such forward sale agreement in cash or to net share settle such forward sale agreement (which we have the right to do, subject to certain conditions, other than in the limited circumstances described above). If we decide to physically settle or net share settle a forward sale agreement, delivery of shares of our common stock upon any physical settlement or net share settlement of such forward sale agreement will result in dilution to our earnings per share. If we elect cash or net share settlement for all or a portion of the shares of our common stock underlying a forward sale agreement, we would expect the relevant forward purchaser or one of its affiliates to repurchase a number of shares of our common stock equal to the portion for which we elect cash or net share settlement in order to satisfy its obligation to return the shares of our common stock such forward purchaser or its affiliate had borrowed in connection with sales of our common stock under this prospectus supplement and, if applicable in connection with net share settlement, to deliver shares of our common stock to us. If the market value of such shares of our common stock at the time of such purchase is above the forward sale price for such shares of our common stock at that time, we will pay or deliver, as the case may be, to the relevant forward purchaser under its forward sale agreement, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. Any such difference could be significant. Conversely, if the market value of such shares of our common stock at the time of such purchase is below the forward sale price for such shares of our common stock at that time, the relevant forward purchaser will pay or deliver, as the case may be, to us under its forward sale agreement, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference.

In addition, the purchase of shares of our common stock by a forward purchaser or its affiliate to unwind such forward purchaser’s hedge position could cause the market price of our common stock to increase over time, thereby increasing the amount of cash we would owe to a forward purchaser upon a cash settlement or increasing the number of shares of our common stock we would owe to a forward purchaser upon a net share settlement, as the case may be, of the applicable forward sale agreement, or decreasing the amount of cash that such forward purchaser would owe us upon a cash settlement or decreasing the number of shares of our common stock that such forward purchaser would owe us upon a net share settlement, as the case may be, of the applicable forward sale agreement. We will not be able to control the manner in which a forward purchaser unwinds its hedge positions.

The foregoing is a description of certain provisions, and their anticipated effects, of the forward sale agreements we have entered into in connection with this offering, copies of which are available upon request from us at the address set forth in the section of the accompanying prospectus entitled “Incorporation of Certain Documents by Reference.”

This description of certain terms of the forward sale agreements is not complete and is subject to, and qualified in its entirety by reference to, the provisions of such agreements.

Option to Purchase Additional Shares

We have granted the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional 3,243,243 shares of our common stock at a price of $36.26 per share, subject to certain possible adjustments, to cover sales by the underwriters in the initial offering of the shares of our common stock or in the open market of a greater number of shares of our common stock than the total number set forth on the cover of this document. The underwriters may exercise this option in whole or, from time to time, in part, through and including the 30th day after the date of this prospectus supplement. If any additional shares of our common stock are purchased, the underwriters will offer the additional shares of our common stock on the same terms as the other shares of our common stock that are the subject of this offering.

If such option is exercised, we may, in our sole discretion, enter into additional forward sale agreements with the forward purchasers in respect of the number of shares of our common stock that are subject to the exercise of such option. If such option is exercised and we elect not to enter into additional forward sale agreements, we have agreed to issue and sell directly to the underwriters the number of shares of our common stock that are subject to the exercise of such option. If we enter into additional forward sale agreements, and if in the good faith, commercially reasonable judgment of a forward purchaser, it or its affiliate is unable to borrow, or is unable to borrow at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date for the exercise of such option, a number of shares of our common stock underlying such additional forward sale agreement, or if certain other conditions to such forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that such forward seller does not borrow and deliver.

Restrictions on Sales of Similar Securities

We have agreed that, for a period commencing on the date of this prospectus supplement and ending on the 60th day after the date of this prospectus supplement, and subject to certain limited exceptions, we will not, without the prior written consent of BofA Securities, Inc., (i) offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by us or any of our affiliates or any person in privity with us or any of our affiliates, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to any shares of our common stock (other than shares of our common stock to be sold pursuant to this offering) or any securities convertible or exercisable or exchangeable for our common stock (the “Lock-Up Securities”), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of such securities, in cash or otherwise provided, however, that we may (1) issue and sell the shares of our common stock to be sold pursuant to this offering or any shares of common stock that may be issued, sold or delivered upon settlement of the forward sale agreements or any additional forward sale agreements, (2) issue shares of our common stock or securities convertible into or exchangeable for shares of our common stock upon exercise of an option or warrant or conversion of a security outstanding on the date of this prospectus supplement, (3) issue shares of our common stock or securities convertible into or exchangeable for shares of our common stock in amounts permitted on the date of this prospectus supplement under our employee or non-employee director stock option plans, benefit plans and long-term incentive plans, (4) issue shares of our common stock or securities convertible into or exchangeable for shares of our common stock under the CenterPoint Energy, Inc. Savings Plan and CenterPoint Energy, Inc. Investor’s Choice Plan and (5) issue and sell shares of our common stock upon settlement of any outstanding forward contract that was entered into under our at-the-market equity distribution program.

The foregoing shall not, during the 60-day period, prohibit us from filing any (i) registration statements, including pre- or post-effective amendments to registration statements, with the SEC relating to any of our securities other than common stock or securities convertible into or exchangeable for common stock or (ii) registration statements including pre- or post-effective amendments to registration statements, (A) relating to the issuance of shares of our common stock in amounts permitted on the date hereof pursuant to any of our employee or non-employee director stock option plans, benefit plans and long-term incentive plans, (B) relating to the issuance of shares of our common stock pursuant to the CenterPoint Energy, Inc. Savings Plan or the CenterPoint Energy, Inc. Investor’s Choice Plan or (C) relating to shares of our common stock issuable upon conversion of convertible debt securities existing as of the date of this prospectus supplement, as described in this prospectus supplement and in the documents incorporated by reference herein. BofA Securities, Inc., in its sole discretion, may waive these restrictions in whole or in part at any time with or without notice.

Our directors and certain of our officers have entered into agreements agreeing that, for a period commencing on the date of this prospectus supplement and ending on the 60th day after the date of this prospectus supplement, and subject to certain limited exceptions, they will not, without the prior written consent of BofA Securities, Inc., (i) offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to any shares of our common stock or any securities convertible or exercisable or exchangeable for shares of our common stock, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of our common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of such securities, in cash or otherwise, provided, however, the foregoing restrictions shall not apply to (A) transactions related to shares of our common stock or any securities convertible or exercisable or exchangeable for shares of our common stock acquired in open market transactions after the completion of the offering described in the immediately preceding paragraph; provided that no filing under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such forfeiture, cancellation, withholding, surrender or delivery, other than a filing on Form 4, (B) transfers or dispositions of units in the fund holding shares of our common stock under the CenterPoint Energy, Inc. Savings Plan, (C) transfers or dispositions to us for the purpose of satisfying any of our tax withholding obligations pursuant to our employee or non-employee director stock option plans, benefit plans or long-term incentive plans; provided that no filing under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition, other than a filing on Form 4 then, in which case, they will disclose in such filing or report that such transfer or disposition was made for the purpose of satisfying any tax withholding obligations set forth in this exemption (C), (D) transfers or dispositions of shares of our common stock as a bona fide gift, including, but not limited to, a legally binding partition of shares held as community property between the director or officer and his or her spouse resulting in such shares becoming the separate property of the director’s or officer’s spouse, provided that each such transferee shall sign and deliver to BofA Securities, Inc. a lock-up agreement substantially in the form of agreement signed by the director of officer; provided, further, that no filing under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such forfeiture, cancellation, withholding, surrender or delivery, other than a filing on Form 4, then, in which case, the director or officer shall disclose in such filing or report that such transfer was a gift or other applicable transfer and that the transferee is bound by the restrictions set forth in the agreement, (E) transactions under a plan established under Rule 10b5-1 under the Exchange Act, prior to the date hereof, provided that to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made, such filing or announcement shall include a statement that such transaction was made pursuant to a plan established under Rule 10b5-1 under the Exchange Act, or (F) transfers of shares of our common stock or any securities convertible or exercisable or exchangeable for shares of our common stock either during such executive’s or officer’s lifetime or on death (i) by will or intestacy, (ii) to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family, or (iii) by operation of law pursuant to a domestic relations order in connection with a divorce settlement or other court order; provided that each such transferee shall sign and deliver to BofA Securities, Inc. a lock-up agreement substantially in the form of the agreement signed by the director of officer.

BofA Securities, Inc., in its sole discretion, may release the securities subject to any of the lock-up agreements with the transferees described above, in whole or in part at any time.

Listing

Our common stock is listed on The New York Stock Exchange and the NYSE Texas, in each case, under the trading symbol “CNP.”

Electronic Prospectus Delivery

This prospectus supplement and the accompanying prospectus in electronic format may be made available on the website maintained by the underwriters. None of the other information appearing on or that can be accessed through websites maintained by the underwriters is a part of, or is incorporated by reference into, this prospectus supplement or the accompanying prospectus.

Price Stabilization and Short Positions

Until the distribution of the shares offered hereby is completed, Securities and Exchange Commission rules may limit the underwriters and selling group members from bidding for or purchasing shares of our common stock. However, the underwriters may engage in transactions that stabilize the price of our common stock, such as bids or purchases that peg, fix or maintain the price of the common stock, including the imposition of penalty bids.

In connection with this offering, the underwriters may make short sales of shares of our common stock. Short sales involve the sale by the underwriters, at the time of the offering, of a greater number of shares of our common stock it is are required to purchase in the offering. Short sales may be “naked short sales,” which are short positions in excess of that amount. The underwriters must close out any naked short position by purchasing shares of our common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Similar to other purchase transactions, the purchases by the underwriters to cover short positions may have the effect of raising or maintaining the market price of common stock preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than it would otherwise be in the absence of these transactions. If these activities are commenced, they may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, certain of the underwriters and/or their affiliates have engaged, and may in the future engage, in commercial banking, investment banking, trust or investment management transactions with us and our affiliates for which they have received, and will in the future receive, customary compensation. In addition, certain of the underwriters in this offering or affiliates thereof are acting as the forward purchasers and forward sellers.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. If any of the underwriters and their affiliates has a lending relationship with us, certain of these underwriters or their affiliates routinely hedge and certain of these underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially shares of our common stock offered hereby. Any credit default swaps or short positions could adversely affect future trading prices of shares of our common stock offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Conflicts of Interest

All of the proceeds of this offering (excluding proceeds to us with respect to any shares of our common stock that we may issue and sell directly to the underwriters in lieu of the forward sellers selling our common stock to the underwriters and, if the underwriters exercise their option to purchase additional shares of our common stock and we elect to issue and sell the additional shares directly, the proceeds to us from the issuance of such additional shares) will be paid to the forward purchasers (or their affiliates). Because BofA Securities, Inc., Mizuho Securities USA LLC and J.P. Morgan Securities LLC, or their affiliates and/or agents, in their capacity as forward sellers, will receive more than 5% of the net proceeds of this offering, not including underwriting compensation, each of BofA Securities, Inc., Mizuho Securities USA LLC and J.P. Morgan Securities LLC is deemed to have a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering will be conducted in compliance with the applicable requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering, as the shares of our common stock have a “bona fide public market” (as such terms are defined in FINRA Rule 5121). In accordance with FINRA Rule 5121, BofA Securities, Inc., Mizuho Securities USA LLC and J.P. Morgan Securities LLC may not confirm any sales to any account over which they exercise discretionary authority without the prior written approval of the transaction from the account holder.

Additionally, certain of the underwriters and/or their affiliates hold a portion of our outstanding commercial paper that we intend to repay using a portion of the net proceeds we will receive from this offering, if any. In such event, it is possible that one or more of the underwriters or their affiliates will receive at least 5% of the net proceeds of this offering, and in that case, such underwriter would be deemed to have a conflict of interest under FINRA Rule 5121 (Public Offerings of Securities with Conflicts of Interest). In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the notes in accordance with FINRA Rule 5121. If FINRA Rule 5121 is applicable, such underwriter would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

Shares of our common stock are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the shares of our common stock or otherwise making such shares available to retail investors in the EEA has been prepared, and therefore offering or selling the shares of our common stock or otherwise making such shares available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of shares of our common stock in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of shares of our common stock. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation.

For the purposes of this provision, the expression an ‘‘offer to the public’’ in relation to any shares of our common stock in any member state of the EEA means a communication to persons in any form and by any means, presenting sufficient information on the terms of the offer and the shares of our common stock to be offered, so as to enable an investor to decide to purchase or subscribe for any shares of our common stock. This definition also applies to the placing of any shares of our common stock through financial intermediaries.

Notice to Prospective Investors in the United Kingdom

Shares of our common stock are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the shares of our common stock or otherwise making such shares available to retail investors in the United Kingdom has been prepared and therefore offering or selling of shares of our common stock or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus has been prepared on the basis that any offer of shares in our common stock in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of shares of our common stock. This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the UK Prospectus Regulation of the FSMA.

In the United Kingdom, this prospectus supplement and the accompanying prospectus are being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is only available to, and will be engaged in with, relevant persons.

Each person in the UK who receives any communication in respect of, or who acquires any common stock under, the offer to the public contemplated in this prospectus supplement or to whom the common stock are otherwise made available, will be deemed to have represented, warranted and agreed to and with each underwriter and the Company that it and any person on whose behalf it acquires the common stock is (i) a “qualified investor” within the meaning of Article 2(e) of the UK Prospectus Regulation; and (ii) not a retail investor.

Notice to Prospective Investors in Canada

The shares of our common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

The shares of our common stock have not been and may not and will not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) and which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong). No advertisement, invitation or document relating to the shares of our common stock has been, may be or will be issued, or has been, may be, or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of our common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The contents of this prospectus supplement and the accompanying prospectus have not been reviewed by any Hong Kong regulatory authority. You are advised to exercise caution in relation to the offer. If you are in doubt about any contents of this document, you should obtain independent professional advice.

Notice to Prospective Investors in Japan

This offering of the shares of our common stock has not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of April 13, 1948, as amended; the “Financial Instruments and Exchange Act”) or any other laws, regulations or ministerial guidelines of Japan, and accordingly the shares of our common stock may not be offered or sold, directly or indirectly, in Japan or to, or for the account or the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan and any branch or other office in Japan of a corporation or other entity organized under the laws of any foreign state), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Switzerland

The shares of our common stock may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to shares of our common stock constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to shares of our common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Accordingly, neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the offering, the Company or the shares of our common stock has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of shares of our common stock will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of shares of our common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the shares of our common stock.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (the “ASIC”) in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”) and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares of our common stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of our common stock without disclosure to investors under Chapter 6D of the Corporations Act.

The shares of our common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise. Any person acquiring the shares of our common stock must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

LEGAL MATTERS

Baker Botts L.L.P., Houston, Texas will pass on the validity of the securities offered in this prospectus supplement. Monica Karuturi, our Executive Vice President and General Counsel, may pass on other legal matters for us. Hunton Andrews Kurth LLP, New York, New York will pass on certain legal matters for the underwriters. From time to time, Hunton Andrews Kurth LLP acts as counsel to CenterPoint Energy and its affiliates on certain matters.

EXPERTS

The financial statements of CenterPoint Energy, Inc. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement by reference to CenterPoint Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of CenterPoint Energy, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

In this prospectus supplement, including the information we incorporate by reference, we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “will” or other similar words.

We have based our forward-looking statements on our management’s beliefs and assumptions based on information reasonably available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.

The following are some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements:

•

the business strategies and strategic initiatives, restructurings, joint ventures and acquisitions or dispositions of assets or businesses involving us or our industry, including the ability to successfully complete such strategies, initiatives, transactions or plans on the timelines we expect or at all, such as the completed sale of our Louisiana and Mississippi natural gas local distribution company businesses, which we cannot assure will have the anticipated benefits to us;

•

industrial, commercial and residential growth in our service territories and changes in market demand, including in relation to the expansion of data centers, energy export facilities, including hydrogen facilities, electrification of industrial processes and transport and logistics, as well as the effects of energy efficiency measures and demographic patterns;

•

our ability to fund and invest planned capital and the timely recovery of our investments, including the timing of and amounts sought for those related to SIGECO’s generation transition plan as part of its integrated resource plans and Houston Electric’s Greater Houston Resiliency Initiative (“GHRI”) and SRP;

•

our ability to successfully construct, operate, repair and maintain electric generating facilities, natural gas facilities, temporary emergency electric energy facilities (“TEEEF”) and electric transmission facilities, including complying with applicable environmental standards and the implementation of a well-balanced energy and resource mix, as appropriate;

•

timely and appropriate rate actions that allow and authorize timely recovery of costs and a reasonable return on investment, including the timing of and amounts sought for recovery of Houston Electric’s TEEEF leases and restoration costs relating to, among other things, the sudden and destructive severe weather events that Houston Electric’s service territory experienced in May 2024 that included hurricane-like winds and tornadoes (the “May 2024 Storm Events”) and Hurricane Beryl, and requested or favorable adjustments to rates and approval of other requested items as part of base rate proceedings or interim rate mechanisms;

•

our ability to obtain approval for Houston Electric’s proposal to release its 15 large 27 MW to 32 MW TEEEF units to the San Antonio area, reduce its TEEEF fleet capacity and reduce rates to reflect the removal of the 15 large TEEEF units from Houston Electric’s TEEEF fleet, as well as complete one or more other future transactions involving the TEEEF units on acceptable terms and conditions within the anticipated timeframe;

•	economic conditions in regional and national markets, including potential for recession, changes to inflation and interest rates, and their effect on sales, prices and costs;

•

weather variations and other natural phenomena, including the impact of severe weather events on operations, capital, legislation and/or regulations, such as seen in connection with the extreme and unprecedented winter weather event in February 2021 (also known as Winter Storm Uri) resulting in electricity generation supply shortages, including in Texas, and natural gas supply shortages and increased wholesale prices of natural gas in the United States, primarily due to prolonged freezing temperatures (the “February 2021 Winter Storm Event”), the May 2024 Storm Events and Hurricane Beryl;

•

volatility in the markets for natural gas as a result of, among other factors, tariffs, legislation, bans, retaliatory trade measures taken against the United States or related governmental action, as well as armed conflicts, including the conflict in the Middle East and any broader related conflict, and the conflict in Ukraine, and the related sanctions on certain Russian entities;

•

non-payment for our services due to financial distress of our customers and the ability of our customers, including retail electric providers (“REPs”), to satisfy their obligations to CenterPoint Energy, Houston Electric, and CERC, and the negative impact on such ability related to adverse economic conditions and severe weather events;

•

public health threats, and their effect on our operations, business and financial condition, our industries and the communities we serve, U.S. and world financial markets and supply chains, potential regulatory actions and changes in customer and stakeholder behavior relating thereto;

•

federal, state and local legislative, executive and regulatory actions or developments affecting various aspects of our businesses, including, among others, any actions resulting from the May 2024 Storm Events and/or Hurricane Beryl, energy deregulation or re-regulation, pipeline integrity and safety and changes in regulation and legislation pertaining to trade, health care, finance and actions regarding the rates charged by our regulated businesses;

•	our ability to timely execute Houston Electric’s GHRI and SRP;

•

disruptions to the global supply chain, including as a result of volatility in commodity prices, trade agreements, changes in trade relationships, geopolitical and economic uncertainty, regulatory and policy instability, severe weather events, tariffs, bans, retaliatory trade measures, legislation and governmental action impacting the supply chain, that could prevent us from securing the resources needed to, among other things, fully execute on the GHRI and SRP, our 10-year capital plan or achieve our net zero and greenhouse gas (“GHG”) emissions reduction goals;

•

the availability of, prices for and our ability to procure materials, supplies or services and scarcity of and changes in labor for current and future projects, including those relating to our GHRI and SRP and those arising from our capital plan, and operations and maintenance costs, including our ability to control such costs;

•

our ability to timely obtain and maintain necessary licenses and permits from local, federal and other regulatory authorities on acceptable terms and resolve third-party challenges to such licenses or permits as applicable;

•

direct or indirect effects on our facilities, resources, operations, reputation and financial condition resulting from terrorism, cyberattacks or intrusions, data security breaches or other attempts to disrupt our businesses or the businesses of third parties, or other catastrophic events such as fires, earthquakes, explosions, leaks, floods, droughts, hurricanes, tornadoes, derecho events, ice storms and other severe weather events, terrorism, wildfires, pandemic health events, geopolitical conflict or other occurrences;

•	risks relating to potential wildfires, including damages to our network and losses in excess of insurance liability coverage;

•

tax legislation, including the effects of or changes to or the repeal of the Inflation Reduction Act of 2022 (which includes but is not limited to any potential changes to tax rates, corporate alternative minimum tax imposed, tax credits and/or interest deductibility), as well as any changes in tax laws under the current or future administrations, and uncertainties involving state commissions’ and local municipalities’ regulatory requirements and determinations regarding the treatment of excess deferred income taxes and our rates;

•	our ability to mitigate weather impacts through normalization or rate mechanisms, and the effectiveness of such mechanisms;

•	actions by credit rating agencies, including any potential downgrades to credit ratings;

•

matters affecting regulatory approval, legislative or executive actions, construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or cancellation or in costs that cannot be recouped in rates;

•

local, state and federal legislative, executive and regulatory actions or developments relating to the environment, including, among others, those related to global climate risk, air emissions, GHG emissions, carbon emissions, wastewater discharges and the handling and disposal of coal combustion residuals that could impact operations, cost recovery of generation plant costs and related assets, and our net zero and GHG emissions reduction goals;

•	the impact of unplanned facility outages or other closures;

•	the sufficiency of our insurance coverage, including availability, cost, coverage and terms and ability to recover claims;

•

impacts from our pension and postretirement benefit plans, such as the investment performance and increases to net periodic costs as a result of plan settlements and changes in assumptions, including discount rates;

•	changes in interest rates and their impact on costs of borrowing and the valuation of our pension benefit obligation;

•

commercial bank and financial market conditions, including disruptions in the banking industry, our access to capital, the cost of such capital, the results of our financing and refinancing efforts, including availability of funds in the capital markets, and impacts on our vendors, customers and suppliers;

•	inability of various counterparties to meet their obligations to us;

•	the extent and effectiveness of our risk management activities;

•

timely and appropriate regulatory actions, which include actions allowing requested securitization, for any hurricanes or other severe weather events, such as the May 2024 Storm Events and Hurricane Beryl, or natural disasters or other amounts sought for recovery of costs, including stranded coal-fired generation asset costs;

•	our ability to attract, effectively transition, motivate and retain management and key employees and maintain good labor relations;

•

changes in technology, particularly with respect to efficient battery storage or the emergence or growth of new, developing or alternative sources of generation, and their adoption by consumers, and our ability to anticipate and adapt to technological changes;

•	our success in timely adopting, developing and deploying artificial intelligence;

•	the impact of climate risk and alternate energy sources on the demand for natural gas and electricity generated or transmitted by us;

•	the timing and outcome of any audits, disputes and other proceedings related to taxes;

•	the recording of impairment charges;

•	political and economic developments and actions, including energy and environmental policies under the current administration;

•	our ability to execute on our strategy, initiatives, targets and goals, including our net zero and GHG emissions reduction goals and our operations and maintenance expenditure goals;

•	the outcome of litigation, including litigation related to the February 2021 Winter Storm Event and Hurricane Beryl;

•	the effect of changes in and application of accounting standards and pronouncements; and

•	other factors discussed in “Risk Factors” beginning on page S-9 of this prospectus supplement.

You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a Web site that contains information we file electronically with the SEC, which you can access at http://www.sec.gov.

Our Web site is located at http://investors.centerpointenergy.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available, free of charge, through our Web site, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on our Web site or any other website is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.

This prospectus supplement, which includes information incorporated by reference (see “Incorporation By Reference” below), is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus supplement does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and the schedules for more information about us and our securities. The registration statement, exhibits and schedules are available through the SEC’s Web site.

INCORPORATION BY REFERENCE

We are “incorporating by reference” into this prospectus supplement certain information we file with the SEC. This means we are disclosing important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be part of this prospectus supplement. Information that we file later with the SEC that is deemed incorporated by reference into this prospectus supplement (but not information deemed to be furnished to and not filed with the SEC) will automatically update and supersede information previously included.

We are incorporating by reference into this prospectus supplement the documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, as amended (excluding information deemed to be furnished and not filed with the SEC), until all the common stock offered hereby is sold:

•

our Annual Report on Form 10-K for the fiscal year ended December  31, 2024, including the portions of our definitive proxy statement on Schedule 14A filed with the SEC on March 5, 2025 that are incorporated by reference therein;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025; and

•

our Current Reports on Form 8-K filed on January  29, 2025, April 1, 2025 (other than information furnished pursuant to Item 7.01 thereto), April  16, 2025, April  25, 2025 (other than information furnished pursuant to Item 7.01 thereto) and May 9, 2025 (other than information furnished pursuant to Item 7.01 thereto), and our amended Current Report on Form 8-K/A filed on January  7, 2025.

You may also obtain a copy of our filings with the SEC at no cost by writing to or telephoning us at the following address:

CenterPoint Energy, Inc.

Attn: Investor Relations

P.O. Box 4567

Houston, Texas 77210-4567

(713) 207-6500

PROSPECTUS

CenterPoint Energy, Inc.

1111 Louisiana

Houston, Texas 77002

(713) 207-1111

CENTERPOINT ENERGY, INC.

SENIOR DEBT SECURITIES

JUNIOR SUBORDINATED DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

STOCK PURCHASE CONTRACTS

EQUITY UNITS

DEPOSITARY SHARES

We will provide additional terms of our securities in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. No person may use this prospectus to offer and sell our securities unless a prospectus supplement accompanies this prospectus.

The Offering

We may offer from time to time:

•	senior debt securities;

•	junior subordinated debt securities;

•	common stock;

•	preferred stock;

•	stock purchase contracts;

•	equity units; and

•	depositary shares.

Our common stock is listed on the New York Stock Exchange and the NYSE Chicago under the symbol “CNP.”

Investing in our securities involves risks. See “Risk Factors” on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 17, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Using this process, we may offer any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will file a supplement to this prospectus with the SEC that will describe the specific terms of the offering. The prospectus supplement may also add to, update or change the information contained in this prospectus. Before you invest, you should carefully read this prospectus, the applicable prospectus supplement and the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide any information or make any representations other than those contained in this prospectus, any prospectus supplement and any communication from us or any underwriter specifying the final terms of a particular offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus, any prospectus supplement or any communication from us or any underwriter specifying the final terms of a particular offering is accurate as of any date other than the date on the front of that document. Any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

References in this prospectus to the terms “we,” “us,” “our” or other similar terms mean CenterPoint Energy, Inc. and its subsidiaries, unless the context clearly indicates otherwise.

The Bank of New York Mellon Trust Company, National Association, in each of its capacities referenced herein, including, but not limited to, trustee, purchase contract agent, collateral agent, custodial agent, securities intermediary and paying agent, has not participated in the preparation of this prospectus and assumes no responsibility for its content.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a Web site that contains information we file electronically with the SEC, which you can access at http://www.sec.gov.

Our Web site is located at http://investors.centerpointenergy.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available, free of charge, through our Web site, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on our Web site or any other website is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.

This prospectus, which includes information incorporated by reference (see “Incorporation by Reference” below), is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and the schedules for more information about us and our securities. The registration statement, exhibits and schedules are available through the SEC’s Web site.

INCORPORATION BY REFERENCE

We are “incorporating by reference” into this prospectus certain information we file with the SEC. This means we are disclosing important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be part of this prospectus. Information that we file later with the SEC that is deemed incorporated by reference into this prospectus (which does not include information deemed pursuant to the SEC’s rules to be furnished to and not filed with the SEC) will automatically update and supersede information previously included.

We are incorporating by reference into this prospectus the documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding information deemed pursuant to the SEC’s rules to be furnished and not filed with the SEC) until all the securities are sold:

•

our Annual Report on Form  10-K for the fiscal year ended December  31, 2022, including the portions of our definitive proxy statement filed on Schedule 14A on March 10, 2023 that are specifically incorporated by reference therein;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023;

•

our Current Reports on Form 8-K and Form 8-K/A, as applicable, filed with the SEC on January 3, 2023 (other than the information furnished pursuant to Item 7.01 thereto), February  1, 2023, February  21, 2023, March  15, 2023, March  16, 2023, March  27, 2023, April  24, 2023 and May 1, 2023;

•

the description of our common stock contained in Exhibit 4(r) to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including any amendments or reports filed for the purpose of updating such description; and

•	the description of our Series A Preferred Stock (as defined below) contained in our Current Report on Form 8-K filed with the SEC on August 23, 2018.

You may also obtain a copy of our filings with the SEC at no cost by writing to or telephoning us at the following address:

CenterPoint Energy, Inc.

Attn: Investor Relations

P.O. Box 4567

Houston, Texas 77210-4567

(713) 207-6500

ABOUT CENTERPOINT ENERGY, INC.

We are a public utility holding company. Our operating subsidiaries own and operate electric transmission, distribution and generation facilities and natural gas distribution facilities and provide energy services and other related activities. As of the date of this prospectus, our indirect, wholly-owned subsidiaries include:

•

CenterPoint Energy Houston Electric, LLC (“Houston Electric”) provides electric transmission service to transmission service customers in the Electric Reliability Council of Texas region and distribution service to retail electric providers (“REPs”) serving the Texas gulf coast area that includes the city of Houston. CenterPoint Energy Transition Bond Company IV, LLC is a wholly-owned, bankruptcy remote entity formed solely for the purpose of purchasing and owning transition property through the issuance of transition bonds.

•

CenterPoint Energy Resources Corp. (“CERC Corp.”) (i) directly owns and operates natural gas distribution systems in Louisiana, Minnesota, Mississippi and Texas; (ii) indirectly, through Indiana Gas Company, Inc. (“Indiana Gas”) and Vectren Energy Delivery of Ohio, LLC (“VEDO”), owns and operates natural gas distribution systems in Indiana and Ohio, respectively, and (iii) owns and operates permanent pipeline connections through interconnects with various interstate and intrastate pipeline companies through CenterPoint Energy Intrastate Pipelines, LLC.

•

Southern Indiana Gas and Electric Company (“SIGECO”) provides energy delivery services to electric and natural gas customers located in and near Evansville in southwestern Indiana and owns and operates electric generation assets to serve its electric customers and optimizes those assets in the wholesale power market.

•

Energy Systems Group, LLC (“Energy Systems Group”) provides energy performance contracting and sustainable infrastructure services, such as renewables, distributed generation and combined heat and power projects.

Our principal executive offices are located at 1111 Louisiana, Houston, Texas 77002 (telephone number: (713) 207-1111).

RISK FACTORS

Our businesses are influenced by many factors that are difficult to predict and that involve uncertainties that may materially affect actual operating results, cash flows and financial condition. These risk factors include those described as such in the documents that are incorporated by reference in this prospectus (which risk factors are incorporated herein by reference), and could include additional uncertainties not presently known to us or that we currently do not consider material. Before making an investment decision, you should carefully consider these risks as well as any other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

In this prospectus, including the information we incorporate by reference, we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “will” or other similar words.

We have based our forward-looking statements on our management’s beliefs and assumptions based on information reasonably available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.

The following are some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements:

•

our business strategies and strategic initiatives, restructurings, including CERC Corp.’s common control acquisition of Indiana Gas and VEDO from Vectren Utility Holdings, LLC on June 30, 2022, joint ventures and acquisitions or dispositions of assets or businesses, including the completed sale of CERC Corp.’s natural gas businesses in Arkansas and Oklahoma and our exit of the midstream sector, which we cannot assure will have the anticipated benefits to us;

•

industrial, commercial and residential growth in our service territories and changes in market demand, including the demand for our non-utility products and services and effects of energy efficiency measures and demographic patterns;

•

our ability to fund and invest planned capital and the timely recovery of our investments, including those related to SIGECO’s electric transmission and distribution service’s generation transition plan as part of its Integrated Resource Plans;

•

our ability to successfully construct, operate, repair and maintain electric generating facilities, natural gas facilities, temporary emergency electric energy facilities (“TEEEF”) and electric transmission facilities, including complying with applicable environmental standards and the implementation of a well-balanced energy and resource mix, as appropriate;

•	timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment, including the timing and amount of recovery of Houston Electric’s TEEEF leases;

•	economic conditions in regional and national markets, including inflation, interest rates and instability of banking institutions, and their effect on sales, prices and costs;

•

weather variations and other natural phenomena, including the impact of severe weather events on operations, capital and legislation, such as seen in connection with the extreme and unprecedented winter weather event in February 2021 that resulted in electricity generation supply shortages, including in Texas, and natural gas supply shortages and increased wholesale prices of natural gas in the United States, primarily due to prolonged freezing temperatures (“February 2021 Winter Storm Event”);

•	increases in commodity prices;

•	volatility in the markets for natural gas as a result of, among other factors, armed conflicts, including the conflict in Ukraine and the related sanctions on certain Russian entities;

•	changes in rates of inflation;

•

continued disruptions to the global supply chain, including tariffs and other legislation impacting the supply chain, that could prevent us from securing the resources needed to, among other things, fully execute on our 10-year capital plan or achieve our net zero and carbon emissions reduction goals;

•

non-payment for our services due to financial distress of our customers and the ability of REPs to satisfy their obligations to us and Houston Electric, including the negative impact on such ability related to adverse economic conditions and severe weather events;

•

public health threats, such as COVID-19, and their effect on our operations, business and financial condition, our industries and the communities we serve, U.S. and world financial markets and supply chains, potential regulatory actions and changes in customer and stakeholder behavior relating thereto;

•

state and federal legislative and regulatory actions or developments affecting various aspects of our businesses, including, among others, energy deregulation or re-regulation, pipeline integrity and safety and changes in regulation and legislation pertaining to trade, health care, finance and actions regarding the rates charged by our regulated businesses;

•

direct or indirect effects on our facilities, resources, operations and financial condition resulting from terrorism, cyber attacks or intrusions, data security breaches or other attempts to disrupt our businesses or the businesses of third parties, or other catastrophic events such as fires, ice, earthquakes, explosions, leaks, floods, droughts, hurricanes, tornadoes and other severe weather events, pandemic health events or other occurrences;

•

tax legislation, including the effects of the Coronavirus Aid, Relief, and Economic Security Act and the Inflation Reduction Act of 2022 (which includes but is not limited to any potential changes to tax rates, Corporate Alternative Minimum Tax imposed, tax credits and/or interest deductibility), as well as any changes in tax laws under the current or future administrations, and uncertainties involving state commissions’ and local municipalities’ regulatory requirements and determinations regarding the treatment of excess deferred income taxes and our rates;

•	our ability to mitigate weather impacts through normalization or rate mechanisms, and the effectiveness of such mechanisms;

•	actions by credit rating agencies, including any potential downgrades to credit ratings;

•

matters affecting regulatory approval, legislative actions, construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or cancellation or in cost overruns that cannot be recouped in rates;

•

local, state and federal legislative and regulatory actions or developments relating to the environment, including, among others, those related to global climate change, air emissions, carbon, waste water discharges and the handling and disposal of coal combustion residuals that could impact operations, cost recovery of generation plant costs and related assets, and our net zero and carbon emissions reduction goals;

•	the impact of unplanned facility outages or other closures;

•	the sufficiency of our insurance coverage, including availability, cost, coverage and terms and ability to recover claims;

•

the availability and prices of raw materials and services and changes in labor for current and future construction projects and operations and maintenance costs, including our ability to control such costs;

•	impacts from our pension and postretirement benefit plans, such as the investment performance and increases to net periodic costs as a result of plan settlements and changes in discount rates;

•	changes in interest rates and their impact on costs of borrowing and the valuation of our pension benefit obligation;

•

commercial bank and financial market conditions, including the current disruptions in the banking industry, our access to capital, the cost of such capital, impacts on our vendors, customers and suppliers, and the results of our financing and refinancing efforts, including availability of funds in the debt capital markets;

•	inability of various counterparties to meet their obligations to us;

•	non-payment for our services due to financial distress of our customers;

•	the extent and effectiveness of our risk management activities;

•

timely and appropriate regulatory actions, which include actions allowing securitization, for any hurricanes or other severe weather events, or natural disasters or other recovery of costs, including stranded coal generation asset costs;

•	acquisition and merger or divestiture activities involving us or our industry, including the ability to successfully complete merger, acquisition and divestiture plans;

•	our ability to recruit, effectively transition and retain management and key employees and maintain good labor relations;

•	changes in technology, particularly with respect to efficient battery storage or the emergence or growth of new, developing or alternative sources of generation, and their adoption by consumers;

•	the impact of climate change and alternate energy sources on the demand for natural gas and electricity generated or transmitted by us;

•	the timing and outcome of any audits, disputes and other proceedings related to taxes;

•	the recording of impairment charges;

•	political and economic developments, including energy and environmental policies under the current administration;

•	the transition to a replacement for the London Interbank Offered Rate benchmark interest rate;

•	our ability to execute on our strategy, initiatives, targets and goals, including our net zero and carbon emissions reduction goals and our operations and maintenance expenditure goals;

•	the outcome of litigation, including litigation related to the February 2021 Winter Storm Event;

•

the development of new opportunities and the performance of projects undertaken by Energy Systems Group, which are subject to, among other factors, the level of success in bidding contracts and cancellation and/or reductions in the scope of projects by customers, and obligations related to warranties, guarantees and other contractual and legal obligations;

•	the effect of changes in and application of accounting standards and pronouncements; and

•

other factors discussed in “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which are incorporated herein by reference, and in other reports we file from time to time with the SEC that are incorporated by reference.

You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statements.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement, we anticipate using any net proceeds from the sale of our securities offered by this prospectus for general corporate purposes. These purposes may include, but are not limited to:

•	working capital,

•	capital expenditures,

•	acquisitions,

•	the repayment or refinancing of debt, and

•	loans or advances to subsidiaries.

Pending any specific application, we may initially invest funds, loan funds to affiliates or apply them to the reduction of short-term indebtedness, commercial paper or debt under our revolving credit facility.

DESCRIPTION OF OUR DEBT SECURITIES

The debt securities offered by this prospectus will be CenterPoint Energy’s general unsecured obligations. CenterPoint Energy will issue senior debt securities (“senior debt securities”) under an indenture, dated as of May 19, 2003, between CenterPoint Energy and The Bank of New York Mellon Trust Company, National Association (successor in trust to JPMorgan Chase Bank), as trustee (as supplemented from time to time, the “senior indenture”) and junior subordinated debt securities (“junior subordinated debt securities”) under a separate indenture to be entered into between us and The Bank of New York Mellon Trust Company, National Association, as trustee (as supplemented from time to time, the “junior subordinated indenture”). We will refer to the senior indenture and the junior subordinated indenture together as the “indentures,” and each as an “indenture.” The indentures will be substantially identical, except for provisions relating to subordination and covenants. We have filed, through incorporation by reference, the senior indenture and a form of the junior subordinated indenture as exhibits to the registration statement of which this prospectus is a part. We have summarized selected provisions of the indentures and the debt securities below. This summary is not complete and is qualified in its entirety by reference to the indentures. References to section numbers in this description of our debt securities, unless otherwise indicated, are references to section numbers of the indentures.

You should carefully read the summary below, the applicable prospectus supplement and the provisions of the applicable indenture that may be important to you before investing in our senior debt securities or junior subordinated debt securities.

Provisions Applicable to Each Indenture

General. We may issue debt securities from time to time in one or more series under the applicable indenture. There is no limitation on the amount of debt securities we may issue under either indenture. We will describe the particular terms of each series of debt securities we offer in a supplement to this prospectus. The terms of our debt securities will include those set forth in the applicable indenture and those made a part of such indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Subject to the exceptions, and subject to compliance with the applicable requirements set forth in the applicable indenture, we may discharge our obligations under the indentures with respect to our debt securities as described below under “— Defeasance.”

Terms. We will describe the specific terms of the series of debt securities being offered in a supplement to this prospectus. These terms will include some or all of the following:

•	the title of the debt securities,

•	whether the debt securities are senior debt securities or junior subordinated debt securities,

•	any limit on the total principal amount of the debt securities,

•	the date or dates on which the principal of the debt securities will be payable or the method used to determine or extend those dates,

•

any interest rate on the debt securities, any date from which interest will accrue, any interest payment dates and regular record dates for interest payments, or the method used to determine any of the foregoing, the basis for calculating interest if other than a 360-day year of twelve 30-day months and any right to extend or defer interest payments and the duration of such extension or deferral,

•

the place or places where payments on the debt securities will be payable, the debt securities may be presented for registration of transfer or exchange, and notices and demands to or upon us relating to the debt securities may be made,

•	any provisions that would allow or obligate us to redeem or purchase the debt securities prior to their maturity,

•	the denominations in which we will issue the debt securities, if other than denominations of an integral multiple of $1,000,

•	any provisions that would determine payments on the debt securities by reference to an index or a formula,

•	any foreign currency, currencies or currency units in which payments on the debt securities will be payable and the manner for determining the equivalent amount in U.S. dollars ($),

•	any provisions for payments on the debt securities in one or more currencies or currency units other than those in which the debt securities are stated to be payable,

•

the percentage of the principal amount at which the debt securities will be issued and the portion of the principal amount of the debt securities that will be payable if the maturity of the debt securities is accelerated, if other than the entire principal amount,

•

if the principal amount to be paid at the stated maturity of the debt securities is not determinable as of one or more dates prior to the stated maturity, the amount that will be deemed to be the principal amount as of any such date for any purpose,

•

any variation of the defeasance and covenant defeasance sections of the applicable indenture and the manner in which our election to defease the debt securities will be evidenced, if other than by a board resolution,

•

whether we will issue the debt securities in the form of temporary or permanent global securities, the depositories for the global securities, and provisions for exchanging or transferring the global securities,

•	whether the interest rate of the debt securities may be reset,

•	whether the stated maturity of the debt securities may be extended,

•

any addition to or change in the events of default for the debt securities and any change in the right of the trustee or the holders of the debt securities to declare the principal amount of the debt securities due and payable,

•	any addition to or change in the covenants in the applicable indenture,

•	any additions or changes to the applicable indenture necessary to issue the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons,

•	the appointment of any paying agents for the debt securities, if other than the trustee,

•	the terms of any right to convert or exchange the debt securities into any other securities or property,

•	the terms and conditions, if any, pursuant to which the debt securities are secured,

•	any restriction or condition on the transferability of the debt securities,

•	with respect to the junior subordinated indenture, any changes to the subordination provisions for the junior subordinated debt securities, and

•	any other terms of the debt securities consistent with the applicable indenture. (Section 301)

Any limit on the maximum total principal amount for any series of the debt securities may be increased by resolution of our board of directors. We may sell the debt securities, including original issue discount securities, at a substantial discount below their stated principal amount. If there are any special United States federal income tax considerations applicable to debt securities we sell at an original issue discount, we will describe them in the prospectus supplement. In addition, we will describe in the prospectus supplement any special United States federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars.

Form, Exchange and Transfer. We will issue the debt securities in registered form, without coupons. Unless we inform you otherwise in the prospectus supplement, we will only issue debt securities in denominations of integral multiples of $1,000. (Section 302)

Holders generally will be able to exchange debt securities for other debt securities of the same series with the same total principal amount and the same terms but in different authorized denominations. (Section 305)

Holders may present debt securities for exchange or for registration of transfer at the office of the security registrar or at the office of any transfer agent we designate for that purpose. The security registrar or designated transfer agent will exchange or transfer the debt securities if it is satisfied with the documents of title and identity of the person making the request. We will not charge a service charge for any exchange or registration of transfer of debt securities. However, we may require payment of a sum sufficient to cover any tax or other governmental charge payable for the registration of transfer or exchange. Unless we inform you otherwise in the prospectus supplement, we will appoint the trustee as security registrar. We will identify any transfer agent in addition to the security registrar in the prospectus supplement. (Section 305) At any time we may:

•	designate additional transfer agents,

•	rescind the designation of any transfer agent, or

•	approve a change in the office of any transfer agent.

However, we are required to maintain a transfer agent in each place of payment for the debt securities at all times. (Sections 305 and 1002)

If we elect to redeem a series of debt securities, neither we nor the trustee will be required:

•

to issue, register the transfer of or exchange any debt securities of that series during the period beginning at the opening of business 15 days before the day we mail the notice of redemption for the series and ending at the close of business on the day the notice is mailed, or

•

to register the transfer or exchange of any debt security of that series if we have selected the series for redemption, in whole or in part, except for the unredeemed portion of the series. (Section 305)

Book-entry. We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Payment and Paying Agents. Under both indentures, we will pay interest on the debt securities to the persons in whose names the debt securities are registered at the close of business on the regular record date for each interest payment. However, unless we inform you otherwise in the prospectus supplement, we will pay the interest payable on the debt securities at their stated maturity to the persons to whom we pay the principal amount of the debt securities. The initial payment of interest on any series of debt securities issued between a regular record date and the related interest payment date will be payable in the manner provided by the terms of the series, which we will describe in the prospectus supplement. (Section 307)

Unless we inform you otherwise in the prospectus supplement, we will pay principal, premium, if any, and interest on the debt securities at the offices of the paying agents we designate. However, except in the case of a global security, we may pay interest by:

•	check mailed to the address of the person entitled to the payment as it appears in the security register, or

•	by wire transfer in immediately available funds to the place and account designated in writing by the person entitled to the payment as specified in the security register.

We will designate the trustee as the sole paying agent for the debt securities unless we inform you otherwise in the prospectus supplement. If we initially designate any other paying agents for a series of debt securities, we will identify them in the prospectus supplement. At any time, we may designate additional paying agents or rescind the designation of any paying agents. However, we are required to maintain a paying agent in each place of payment for the debt securities at all times. (Sections 307 and 1002)

Any money deposited with the trustee or any paying agent for the payment of principal, premium, if any, and interest on the debt securities that remains unclaimed for two years after the date the payments became due, may be repaid to us upon our request. After we have been repaid, holders entitled to those payments may only look to us for payment as our unsecured general creditors. The trustee and any paying agents will not be liable for those payments after we have been repaid. (Section 1003)

Restrictive Covenants. We will describe any restrictive covenants for any series of debt securities in the prospectus supplement.

Consolidation, Merger and Sale of Assets. Under both indentures, we may not consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, referred to as a “successor person” unless:

•

the successor person is a corporation, partnership, trust or other entity organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia,

•	the successor person expressly assumes our obligations with respect to the debt securities and the applicable indenture,

•	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, would occur and be continuing, and

•	we have delivered to the trustee the certificates and opinions required under the applicable indenture. (Section 801)

As used in the indenture, the term “corporation” means a corporation, association, company, limited liability company, joint-stock company or business trust.

Events of Default. Unless we inform you otherwise in the prospectus supplement, each of the following will be an event of default under each indenture for a series of debt securities:

•	our failure to pay principal or premium, if any, on that series when due, including at maturity or upon redemption or acceleration,

•	our failure to pay any interest on that series for 30 days after the interest becomes due,

•	our failure to deposit any sinking fund payment, when due, relating to that series,

•

our failure to perform, or our breach in any material respect of, any other covenant or warranty in the applicable indenture, other than a covenant or warranty included in such indenture solely for the benefit of another series of debt securities, for 90 days after either the trustee or holders of at least 25% in principal amount of the outstanding debt securities of that series have given us written notice of the breach in the manner required by the applicable indenture,

•	specified events involving our bankruptcy, insolvency or reorganization, and

•	any other event of default we may provide for that series,

provided, however, that no event described in the fourth bullet point above will be an event of default until an officer of the trustee, assigned to and working in the trustee’s corporate trust department, has actual knowledge of the event or until the trustee receives written notice of the event at its corporate trust office. (Section 501)

If an event of default for a series of debt securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series due and immediately payable. To declare the principal amount of that series of debt securities due and immediately payable, the trustee or the holders must deliver a notice that satisfies the requirements of the applicable indenture. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount of the series of debt securities.

The right described in the preceding paragraph does not apply if an event of default described in the fifth bullet point above occurs, or an event of default described in the sixth bullet point above that applies to all outstanding debt securities under the applicable indenture occurs. If one of the events of default described in the fifth bullet point above occurs with respect to the debt securities of any series, the debt securities of that series then outstanding under the applicable indenture will be due and payable immediately. If any of the events of default described in the sixth bullet point above that apply to all outstanding debt securities under an indenture occurs and is continuing, either the trustee or holders of at least 25% in principal amount of all of the debt securities then outstanding under the applicable indenture, treated as one class, may declare the principal amount of all of the debt securities then outstanding under such indenture to be due and payable immediately. To declare the principal amount of the debt securities due and immediately payable, the trustee or the holders must deliver a notice that satisfies the requirements of the applicable indenture. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount of the debt securities.

However, after any declaration of acceleration of a series of debt securities, but before a judgment or decree for payment has been obtained, the event of default giving rise to the declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled if:

•	we have paid or deposited with the trustee a sum sufficient to pay:

•	all overdue interest,

•	the principal and premium, if any, due otherwise than by the declaration of acceleration and any interest on such amounts,

•	any interest on overdue interest, to the extent legally permitted, and

•	all amounts due to the trustee under the applicable indenture, and

•

all events of default with respect to that series of debt securities, other than the nonpayment of the principal which became due solely by virtue of the declaration of acceleration, have been cured or waived. (Section 502)

If an event of default occurs and is continuing, the trustee will generally have no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless the holders offer reasonable indemnity to the trustee. (Section 603) The holders of a majority in principal amount of the outstanding debt securities of any series will generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee for the debt securities of that series, provided that:

•	the direction is not in conflict with any law or the applicable indenture,

•	the trustee may take any other action it deems proper which is not inconsistent with the direction, and

•

the trustee will have the right to decline to follow the direction if an officer of the trustee determines, in good faith, that the proceeding would involve the trustee in personal liability or would otherwise be contrary to applicable law. (Section 512)

A holder of a debt security of any series may only pursue a remedy under the applicable indenture if:

•	the holder gives the trustee written notice of a continuing event of default for that series,

•	holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to institute proceedings with respect to the event of default,

•	the holders offer reasonable indemnity to the trustee,

•	the trustee fails to pursue that remedy within 60 days after receipt of the notice, request and offer of indemnity, and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request. (Section 507)

However, these limitations do not apply to a suit by a holder of a debt security demanding payment of the principal, premium, if any, or interest on a debt security on or after the date the payment is due. (Section 508)

We will be required to furnish to the trustee annually a statement by some of our officers regarding our performance or observance of any of the terms of the applicable indenture and specifying all of our known defaults, if any. (Section 1004)

Modification and Waiver. We may enter into one or more supplemental indentures to either indenture with the trustee without the consent of the holders of the debt securities to:

•	evidence the succession of another corporation to us, or successive successions and the assumption of our covenants, agreements and obligations by a successor,

•	add to our covenants for the benefit of the holders of any series of debt securities or to surrender any of our rights or powers,

•	add events of default for any series of debt securities,

•	add to or change any provision of the applicable indenture to the extent necessary to issue debt securities in bearer form,

•

add to, change or eliminate any provision of the applicable indenture applying to one or more series of debt securities, including, for the junior subordinated indenture, the subordination provisions, provided that if such action adversely affects the interests of any holder of any series of debt securities issued thereunder, the addition, change or elimination will become effective with respect to that series only when no security of that series remains outstanding,

•	convey, transfer, assign, mortgage or pledge any property to or with the trustee or to surrender any right or power conferred upon us by the applicable indenture,

•	establish the form or terms of any series of debt securities,

•	provide for uncertificated securities in addition to certificated securities,

•	evidence and provide for successor trustees or to add to or change any provisions to the extent necessary to appoint a separate trustee or trustees for a specific series of debt securities,

•

correct any ambiguity, defect or inconsistency under the applicable indenture, provided that such action does not adversely affect the interests of the holders of any series of debt securities issued thereunder,

•

supplement any provisions of the applicable indenture necessary to defease and discharge any series of debt securities, provided that such action does not adversely affect the interests of the holders of any series of debt securities issued thereunder,

•	comply with the rules or regulations of any securities exchange or automated quotation system on which any debt securities are listed or traded, or

•

add, change or eliminate any provisions of the applicable indenture in accordance with any amendments to the Trust Indenture Act, provided that the action does not adversely affect the rights or interests of any holder of debt securities issued thereunder. (Section 901)

We may enter into one or more supplemental indentures to either indenture with the trustee to add to, change or eliminate provisions of such indenture or to modify the rights of the holders of one or more series of debt securities if we obtain the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the supplemental indenture, treated as one class. However, without the consent of the holders of each outstanding debt security affected by the supplemental indenture, we may not enter into a supplemental indenture that:

•	changes the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, except to the extent permitted by the applicable indenture,

•	reduces the principal amount of, or any premium or interest on, any debt security,

•	reduces the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof,

•	changes the place or currency of payment of principal, premium, if any, or interest,

•	impairs the right to institute suit for the enforcement of any payment on any debt security,

•

reduces the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification of the applicable indenture, for waiver of compliance with certain provisions of such indenture or for waiver of certain defaults,

•

makes certain modifications to the provisions for modification of the applicable indenture and for certain waivers, except to increase the principal amount of debt securities necessary to consent to any such charge,

•	in the case of the junior subordinated indenture, modifies the subordination provisions in a manner adverse to the holders of the junior subordinated debt securities,

•

makes any change that adversely affects the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, or

•	changes the terms and conditions pursuant to which any series of debt securities is secured in a manner adverse to the holders of the debt securities. (Section 902)

In addition, we may not modify the subordination provisions of any outstanding junior subordinated debt securities without the consent of each holder of our senior indebtedness that would be adversely affected thereby. The term “senior indebtedness” is defined below under “— Provisions Applicable Solely to Junior Subordinated Debt Securities — Subordination.”

Holders of a majority in principal amount of the outstanding debt securities of any series may waive past defaults or noncompliance with restrictive provisions of the applicable indenture with respect to such series. However, the consent of holders of each outstanding debt security of a series is required to:

•	waive any default in the payment of principal, premium, if any, or interest, or

•

waive any covenants and provisions of the applicable indenture that may not be amended without the consent of the holder of each outstanding debt security of the series affected. (Sections 513 and 1006)

To determine whether the holders of the requisite principal amount of the outstanding debt securities have taken an action under the applicable indenture as of a specified date:

•

the principal amount of an “original issue discount security” that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of that date upon acceleration of the maturity to that date,

•

if, as of that date, the principal amount payable at the stated maturity of a debt security is not determinable, for example, because it is based on an index, the principal amount of the debt security deemed to be outstanding as of that date will be an amount determined in the manner prescribed for the debt security,

•

the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the U.S. dollar equivalent, determined as of that date in the manner prescribed for the debt security, of the principal amount of the debt security or, in the case of a debt security described in the two preceding bullet points, of the amount described above, and

•	debt securities owned by us or any other obligor upon the debt securities or any of our or their affiliates will be disregarded and deemed not to be outstanding.

An “original issue discount security” means a debt security issued under either indenture which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of maturity. Some debt securities, including those for the payment or redemption of which money has been deposited or set aside in trust for the holders and those that have been fully defeased pursuant to Section 1402 of both indentures, will not be deemed to be outstanding. (Section 101)

We will generally be entitled to set any day as a record date for determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders of outstanding debt securities. If a record date is set for any action to be taken by holders of a particular series, the action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, the action must be taken by holders of the requisite principal amount of debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as we may specify, or the trustee may specify, if it set the record date. (Section 104)

Satisfaction and Discharge. We may discharge our obligations under either indenture while debt securities remain outstanding if (1) all outstanding debt securities issued under the applicable indenture have become due and payable, (2) all outstanding debt securities issued under the applicable indenture will become due and payable at their scheduled maturity within one year, or (3) all outstanding debt securities issued under the applicable indenture are scheduled for redemption in one year, and in each case, we have deposited with the trustee an amount sufficient to pay and discharge all outstanding debt securities issued under the applicable indenture on the date of their scheduled maturity or the scheduled date of redemption and we have paid all other sums payable under the applicable indenture.

Defeasance. When we use the term defeasance, we mean discharge from some or all of our obligations under either indenture. Unless we inform you otherwise in the prospectus supplement, if we deposit with the trustee funds or government securities sufficient to make payments on the debt securities of a series on the dates those payments are due and payable, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”), or

•

we will no longer have any obligation to comply with the restrictive covenants under the applicable indenture, and the related events of default will no longer apply to us, but some of our other obligations under the indenture and the debt securities of that series, including our obligation to make payments on those debt securities, will survive.

If we effect legal defeasance of a series of debt securities, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for our obligations to:

•	register the transfer or exchange of debt securities,

•	replace mutilated, destroyed, lost or stolen debt securities, and

•	maintain paying agencies and hold moneys for payment in trust.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize gain or loss for federal income tax purposes and that the holders would be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect. (Sections 1401, 1402, 1403 and 1404)

Notices. Holders will receive notices by mail at their addresses as they appear in the security register or as otherwise specified in the applicable indenture. (Section 106)

Title. We may treat the person in whose name a debt security is registered on the applicable record date as the owner of the debt security for all purposes, whether or not it is overdue. (Section 309)

Governing Law. New York law will govern both indentures and the debt securities. (Section 112)

Regarding the Trustee. As of March 31, 2023, the trustee served as trustee for approximately $3.9 billion aggregate principal amount of our debt securities (on an unconsolidated basis). In addition, the trustee serves as trustee for debt securities issued by or on behalf of our subsidiaries, aggregating approximately $10.9 billion as of March 31, 2023. We maintain brokerage relationships with the trustee and its affiliates, each of whom may maintain other relationships with us or our affiliates in the ordinary course of business.

If an event of default occurs under either indenture and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of that person’s own affairs. The trustee will become obligated to exercise any of its powers under the applicable indenture at the request of any of the holders of any debt securities issued under such indenture only after those holders have offered the trustee indemnity satisfactory to it.

If the trustee becomes one of our creditors, its rights to obtain payment of claims in specified circumstances, or to realize for its own account on certain property received in respect of any such claim as security or otherwise will be limited under the terms of the applicable indenture. (Section 613) The trustee may engage in certain other transactions; however, if the trustee acquires any conflicting interest (within the meaning specified under the Trust Indenture Act), it will be required to eliminate the conflict or resign. (Section 608)

Provisions Applicable Solely to Senior Debt Securities

Ranking. Our senior debt securities will rank equally in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness.

Provisions Applicable Solely to Junior Subordinated Debt Securities

Subordination. The junior subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the junior subordinated indenture, to all of our senior indebtedness, as defined in the junior subordinated indenture.

Unless we inform you otherwise in a prospectus supplement, “senior indebtedness” means:

•

all indebtedness and obligations of, or guaranteed or assumed by, us for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether existing on the date of the junior subordinated indenture or subsequently created, incurred or assumed, and

•	all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind.

Notwithstanding the foregoing, “senior indebtedness” excludes (i) our indebtedness to our subsidiaries, (ii) trade accounts payable and accrued liabilities arising in the ordinary course of business and (iii) the junior subordinated debt securities and any other indebtedness or obligations that would otherwise constitute indebtedness if it is specifically designated as being subordinate, or not superior, in right of payment to the junior subordinated debt securities. “Senior indebtedness” includes, as of March 31, 2023, $828 million of our 2.0% Zero-Premium Exchangeable Subordinated Notes due 2029.

We will describe additional provisions of our junior subordinated debt securities in a prospectus supplement applicable to the particular series of junior subordinated debt securities.

Defeasance. Upon the effectiveness of any defeasance or covenant defeasance permitted with respect to our junior subordinated securities, the junior subordinated debt securities then outstanding shall cease to be subordinated. See “— Provisions Applicable to Each Indenture — Defeasance.”

DESCRIPTION OF OUR CAPITAL STOCK

The following descriptions are summaries of material terms of our common stock, preferred stock, articles of incorporation and bylaws. This summary is qualified by reference to our restated articles of incorporation and third amended and restated bylaws, each as amended to date, copies of which we have filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and by the provisions of applicable law. As of March 31, 2023, our authorized capital stock consisted of:

•	1,000,000,000 shares of common stock, par value $0.01 per share, of which 631,018,976 shares were outstanding, excluding 166 shares held as treasury stock, and

•

20,000,000 shares of preferred stock, par value $0.01 per share, of which 800,000 shares of our Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock (“Series A Preferred Stock”), with a liquidation preference of $1,000 per share (the “Series A Preferred Stock Stated Amount”), were outstanding.

Common Stock

Voting Rights. Holders of our common stock are entitled to one vote for each share on all matters submitted to a vote of shareholders, including the election of directors. There are no cumulative voting rights. Subject to the voting rights expressly conferred to the holders of our preferred stock, the holders of our common stock possess exclusive full voting power for the election of directors and for all other purposes. Our bylaws provide that director nominees are elected by the vote of a majority of the votes cast with respect to the director by shareholders entitled to vote at the meeting in an uncontested election. An election is contested if, at a specified time before we file our definitive proxy statement with the SEC, the number of nominees exceeds the number of directors to be elected, in which case directors will be elected by the vote of a plurality of the votes cast by shareholders entitled to vote at the meeting.

Dividends. Subject to preferences that may be applicable to any of our outstanding preferred stock, the holders of our common stock are entitled to dividends when, as and if declared by the board of directors out of funds legally available for that purpose.

Liquidation Rights. If we are liquidated, terminated or wound up, the holders of our common stock will be entitled to a pro rata share in any distribution to shareholders, but only after satisfaction of all of our liabilities and of the prior rights of any outstanding class of our preferred stock, which may include the right to participate further with the holders of our common stock in the distribution of any of our remaining assets.

Preemptive Rights. Holders of our common stock are not entitled to any preemptive or conversion rights or other subscription rights.

Transfer Agent and Registrar. Broadridge Corporate Issuer Solutions, Inc. serves as transfer agent and registrar for our common stock.

Other Provisions. There are no redemption or sinking fund provisions applicable to our common stock. No personal liability will attach to holders of such shares under the laws of the State of Texas. Subject to the provisions of our articles of incorporation and bylaws imposing certain supermajority voting provisions, the rights of the holders of shares of our common stock may not be modified except by a vote of at least a majority of the shares outstanding, voting together as a single class.

Preferred Stock

Our board of directors may cause us to issue preferred stock from time to time in one or more series and may fix the number of shares and the terms of each series without the approval of our shareholders. Our board of directors may determine the terms of each series, including:

•	the designation of the series,

•	dividend rates and payment dates,

•	whether dividends will be cumulative, non-cumulative or partially cumulative, and related terms,

•	redemption rights,

•	liquidation rights,

•	sinking fund provisions,

•	conversion rights,

•	voting rights, and

•	any other terms.

The prospectus supplement relating to any series of preferred stock will include specific terms relating to the offering. We will file the form of the preferred stock with the SEC before we issue any of it. The prospectus supplement for any offering of preferred stock will include some or all of the following terms:

•	the title of the preferred stock,

•	the maximum number of shares of the series,

•	the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative,

•	any liquidation preference,

•	any optional redemption provisions,

•	any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock,

•	any terms for the conversion or exchange of the preferred stock for other securities of us or any other entity,

•	any voting rights, and

•	any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.

The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of our common stock. It could also affect the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation. The issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, could be used to discourage an attempt to obtain control of us. For example, if, in the exercise of its fiduciary obligations, our board were to determine that a takeover proposal was not in our best interest, the board could authorize the issuance of a series of preferred stock containing class voting rights that would enable the holder or holders of the series to prevent or make the change of control transaction more difficult. Alternatively, a change of control transaction deemed by the board to be in our best interest could be facilitated by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the shareholders.

Outstanding Series of Preferred Stock

Series A Preferred Stock

On August 21, 2018, we filed a statement of resolution (the “Series A Preferred Stock Statement of Resolution”) with the Secretary of State of the State of Texas to establish the designation, powers, preferences, rights, qualifications, limitations and restrictions of the Series A Preferred Stock. The Series A Preferred Stock Statement of Resolution became effective on August 22, 2018.

Holders of Series A Preferred Stock are entitled to receive out of any funds legally available, when, if and as declared by our board of directors (or a duly authorized committee of the board), cumulative cash dividends (1) for each dividend period during the period commencing on the original issue date and continuing to, but excluding, September 1, 2023, at an annual rate of 6.125% of the Series A Preferred Stock Stated Amount per share payable semi-annually in arrears on the 1st day of each March and September, respectively, in each year, beginning on March 1, 2019; and (2) for each dividend period during the period commencing on September 1, 2023 and continuing to, but excluding, the first date, if any, as of which all shares of Series A Preferred Stock have been redeemed, at an annual rate equal to three month LIBOR (as defined in the Series A Preferred Stock Statement of Resolution) for such dividend period plus a spread of 3.270% applied to the Series A Preferred Stock Stated Amount per share payable quarterly in arrears on the 1st day of each March, June, September and December, respectively, in each year, beginning on December 1, 2023.

The shares of Series A Preferred Stock are perpetual and have no maturity date. The Series A Preferred Stock may be redeemed by us at our option (i) on or after September 1, 2023, from time to time and in whole or in part, at a redemption price in cash per share equal to $1,000, or (ii) following the occurrence of a ratings event (as defined in the Series A Preferred Stock Statement of Resolution), in whole, but not in part, at a redemption price in cash per share equal to $1,020, in each case out of funds legally available for such redemption and plus an amount equal to all accumulated and unpaid dividends thereon to, but excluding, the redemption date, whether or not declared.

The Series A Preferred Stock will, with respect to anticipated dividends and distributions upon the liquidation, dissolution or winding up of our affairs, rank: senior to our common stock and to each other class or series of our capital stock established after the original issue date of the Series A Preferred Stock that is expressly made subordinated to the Series A Preferred Stock as to the payment of dividends or amounts payable on a liquidation, dissolution or winding up of our affairs; on a parity with any class or series of our capital stock established after the original issue date of the Series A Preferred Stock that is not expressly made senior or subordinated to the Series A Preferred Stock as to the payment of dividends and amounts payable on a liquidation, dissolution or winding up of our affairs; and junior to any class or series of our capital stock established after the original issue date of the Series A Preferred Stock that is expressly made senior to the Series A Preferred Stock as to the payment of dividends or amounts payable on a liquidation, dissolution or winding up of our affairs.

Except as required by the Texas Business Organizations Code (“TBOC”) or as described herein or in the Series A Preferred Stock Statement of Resolution, the Series A Preferred Stock generally does not have voting rights. Whenever dividends on shares of Series A Preferred Stock have not been declared and paid for the equivalent of three or more semi-annual or six or more quarterly dividend periods, whether or not consecutive, the holders of such shares of Series A Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock (as defined in the Series A Preferred Stock Statement of Resolution) then outstanding, will be entitled at our next annual or special meeting of shareholders to vote for the election of a total of two additional members of our board of directors, subject to certain limitations.

Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting as a single class, we may not amend our restated articles of incorporation or the Series A Preferred Stock Statement of Resolution in a way that would have an adverse effect on the existing powers, preferences, rights, qualifications, limitations and restrictions of the Series A Preferred Stock.

In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock then outstanding, we may not create or issue any series of our capital stock established after the original issue date of the Series A Preferred Stock that is expressly made senior to the Series A Preferred Stock as to the payment of dividends or amounts payable on liquidation, dissolution or winding up of our affairs.

Subject to certain exceptions, unless full cumulative dividends have been or contemporaneously are being paid on all outstanding shares of Series A Preferred Stock and any parity stock through the most recently completed respective dividend periods, we (1) will not declare, or pay, or set aside for payment, dividends on any junior stock (which includes our common stock) and (2) may not redeem, repurchase or otherwise acquire shares of our common stock or any other junior stock. To the extent a dividend period applicable to a class of junior stock or parity stock is shorter than the dividend period applicable to the Series A Preferred Stock (e.g., quarterly rather than semi-annual), we may declare and pay regular dividends with respect to such junior stock or parity stock so long as, at the time of declaration of such dividend, it expects to have sufficient funds to pay the full dividend in respect of the Series A Preferred Stock on the next successive dividend payment date.

Whenever dividends on shares of Series A Preferred Stock have not been declared and paid for the equivalent of three or more semi-annual or six or more quarterly dividend periods, whether or not consecutive, the holders of such shares of Series A Preferred Stock, voting together as a single class with holders of any and all other series of our voting preferred stock then outstanding, will be entitled to elect a total of two additional members of our board of directors, subject to certain limitations. This right shall terminate when all accumulated dividends have been paid in full and the authorized number of directors shall automatically decrease by two, subject to the revesting of that right in the event of each subsequent nonpayment.

In the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of the Series A Preferred Stock will be entitled to receive out of our assets available for distribution to shareholders, after satisfaction of liabilities to creditors, if any, and subject to the rights of holders of our senior stock and parity stock in respect of distributions upon our liquidation, dissolution or winding up, and before any distribution of assets is made to holders of our junior stock, a liquidation preference of $1,000 per share, plus accumulated and unpaid dividends. If, upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the amounts payable with respect to the liquidation preference or an amount equal to accumulated and unpaid dividends of the Series A Preferred Stock and all parity stock, as the case may be, are not paid in full, the holders of the Series A Preferred Stock and any parity stock will share equally and ratably in any distribution of our assets in proportion to the respective liquidation preferences or amounts equal to accumulated and unpaid dividends, as applicable, to which they are entitled.

The foregoing description of the terms of the Series A Preferred Stock is not complete and is qualified in its entirety by reference to the Series A Preferred Stock Statement of Resolution, a copy of which is filed, through incorporation by reference, as Exhibit 4.5 to the registration statement of which this prospectus forms a part.

Anti-Takeover Effects of Texas Laws and Our Charter and Bylaw Provisions

Some provisions of Texas law and our articles of incorporation and bylaws could make the following actions more difficult:

•	acquisition of us by means of a tender offer,

•	acquisition of control of us by means of a proxy contest or otherwise, or

•	removal of our incumbent officers and directors.

These provisions are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of this increased protection gives us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms.

Charter and Bylaw Provisions

Election and Removal of Directors. The number of members of our board of directors will be fixed from time to time by resolution of the board of directors. Except for voting rights as may be provided to holders of preferred stock, at each annual meeting of shareholders, all directors are elected to hold office for a term expiring at the next succeeding annual meeting of shareholders and until their successors have been elected and qualified.

No director may be removed except for cause, and, subject to the voting rights expressly conferred to the holders of our preferred stock, directors may be removed for cause only by the holders of at least a majority of the shares of capital stock entitled to vote at an election of directors. Subject to the voting rights expressly conferred to the holders of our preferred stock, any vacancy occurring on the board of directors and any newly created directorship may be filled by a majority of the remaining directors in office or by election by the shareholders.

Shareholder Meetings. Our articles of incorporation and bylaws provide that special meetings of holders of common stock may be called only by the chairman of our board of directors, our chief executive officer, the president, the secretary, a majority of our board of directors or the holders of at least 50% of the shares of our capital stock outstanding and entitled to vote.

Modification of Articles of Incorporation. In general, amendments to our articles of incorporation that are recommended by the board of directors require the affirmative vote of holders of at least a majority of the voting power of all outstanding shares of capital stock entitled to vote in the election of directors. The provisions described above under “— Election and Removal of Directors” and “— Shareholder Meetings” may be amended only by the affirmative vote of holders of at least 66 2/3% of the voting power of all outstanding shares of capital stock entitled to vote in the election of directors. The provisions described below under “— Modification of Bylaws” may be amended only by the affirmative vote of holders of at least 80% of the voting power of all outstanding shares of capital stock entitled to vote in the election of directors.

Modification of Bylaws. Our board of directors has the power to alter, amend or repeal the bylaws or adopt new bylaws by the affirmative vote of at least 80% of all directors then in office at any regular or special meeting of the board of directors called for that purpose. The shareholders also have the power to alter, amend or repeal the bylaws or adopt new bylaws by the affirmative vote of holders of at least 80% of the voting power of all outstanding shares of capital stock entitled to vote in the election of directors, voting together as a single class.

Other Limitations on Shareholder Actions. Our bylaws also impose some procedural requirements on shareholders who wish to:

•	make nominations in the election of directors,

•	propose that a director be removed,

•	propose any repeal or change in the bylaws, or

•	propose any other business to be brought before an annual or special meeting of shareholders.

Under these procedural requirements, a shareholder must deliver timely notice in proper written form to our secretary of the nomination or proposal along with evidence of:

•	the shareholder’s status as a shareholder,

•	the number of shares beneficially owned by the shareholder,

•	a list of the persons with whom the shareholder is acting in concert, and

•	the number of shares such persons beneficially own.

To be timely, a shareholder must deliver the notice:

•

in connection with an annual meeting of shareholders, not less than 90 days nor more than 180 days prior to the first anniversary of the date on which the immediately preceding year’s annual meeting of shareholders was held; provided that if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the first anniversary of the preceding year’s annual meeting of shareholders, not earlier than 180 days prior to the annual meeting and not later than the last to occur of (i) the 90th day prior to the annual meeting or (ii) the 10th day following the day on which we first make public announcement of the date of the annual meeting, or

•	in connection with the nomination of director candidates at a special meeting of shareholders, generally not less than 40 days nor more than 60 days prior to the date of the special meeting.

To submit a nomination for the board of directors, a shareholder must also submit information with respect to the nominee that we would be required to include in a proxy statement, as well as some other information. If a shareholder fails to follow the required procedures, the shareholder’s nominee or proposal will be ineligible and will not be voted on by our shareholders.

In addition to the director nomination provisions described above, our bylaws contain a “proxy access” provision that provides that any shareholder or group of up to twenty shareholders who have owned 3% or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials for an annual meeting of shareholders, director candidates constituting up to 20% (or, if such amount is not a whole number, the closest whole number below 20%) of our board of directors or two directors, whichever is greater, provided that the shareholder (or group) and each nominee satisfy the eligibility requirements specified in our bylaws. An eligible shareholder (or group) proposing to nominate a person for election to our board of directors through the proxy access provision must provide us with a notice requesting the inclusion of the director nominee in our proxy materials and other required information not less than 120 days nor more than 150 days prior to the first anniversary of the date on which the immediately preceding year’s annual meeting of shareholders was held. In addition, an eligible shareholder (or group) may include a written statement of not more than 500 words supporting the candidacy of such shareholder nominee. The complete proxy access provision for director nominations is set forth in our bylaws.

In connection with a special meeting of shareholders, the only business that will be conducted is that stated in the notice of special meeting, or otherwise properly brought and made in proper written form before the meeting by or at the direction of the Chairman of the Meeting or the board of directors. Shareholders requesting a special meeting are permitted to make proposals for matters to be brought before the meeting in their request.

Limitation on Liability of Directors. Our articles of incorporation provide that no director will be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except as required by law as in effect from time to time. Currently, Texas law requires that liability be imposed for the following actions:

•	any breach of the director’s duty of loyalty to us or our shareholders,

•	any act or omission not in good faith that constitutes a breach of duty of the director to the corporation or that involves intentional misconduct or a knowing violation of law,

•	a transaction from which the director received an improper benefit, regardless of whether or not the benefit resulted from an action taken within the scope of a director’s duties, and

•	an act or omission for which the liability of a director is expressly provided for by statute.

Our bylaws provide that we will indemnify our officers and directors and advance expenses to them in connection with proceedings and claims, to the fullest extent permitted by the TBOC. The bylaws authorize our board of directors to indemnify and advance expenses to people other than our officers and directors in certain circumstances.

Texas Anti-Takeover Law

We are subject to Section 21.606 of the TBOC. That section prohibits Texas public corporations from engaging in a wide range of specified transactions with any affiliated shareholder during the three-year period immediately following the affiliated shareholder’s acquisition of shares in the absence of certain board of director or shareholder approvals. An affiliated shareholder of a corporation is any person, other than the corporation and any of its wholly owned subsidiaries, that is or was within the preceding three-year period the beneficial owner of 20% or more of the outstanding shares of stock entitled to vote generally in the election of directors. Section 21.606 may deter any potential unfriendly offers or other efforts to obtain control of us that are not approved by our board of directors. This may deprive our shareholders of opportunities to sell shares of our common stock at a premium to the prevailing market price.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND EQUITY UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock, preferred stock or other securities at a future date or dates. We may fix the price and number of securities subject to the stock purchase contracts at the time we issue the stock purchase contracts, or we may provide that the price and number of securities will be determined pursuant to a formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and our preferred stock or debt securities or debt obligations of third parties, including U.S. treasury securities, securing the obligations of the holders of the units to purchase the securities under the stock purchase contracts. We refer to these units as equity units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the equity units or vice versa, and those payments may be unsecured on some basis.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or equity units offered by such prospectus supplement. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts or equity units, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or equity units, which will be filed with the SEC or otherwise incorporated by reference in our previous filings each time we issue stock purchase contracts or equity units. Certain material United States federal income tax considerations applicable to the equity units and the stock purchase contracts will also be discussed in the prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

We may issue fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. A related prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank, trust company or other institution that is selected by us, which we refer to as the “depositary.” Each owner of a depository share will be entitled to all the designations, powers, preferences, rights, qualifications, limitations and restrictions of the preferred stock represented by the depositary share. The depositary share will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

The forms of the depositary agreement and the depository receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and any prospectus supplement relating to any particular depositary shares will describe, among other things, the following:

•	the material terms of the depositary shares and of the underlying preferred stock,

•	the identity of the depositary and the material terms of the depositary agreement,

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the depositary shares, and

•	any applicable material United States federal income tax considerations.

HOLDING COMPANY STRUCTURE

We are a holding company that derives all of our operating income from, and holds substantially all of our assets through, our subsidiaries. As a result, we depend on the performance of and distributions from our subsidiaries to meet our debt service obligations and to pay dividends on our common stock and our preferred stock. In general, our subsidiaries are separate and distinct legal entities and have no obligation to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. In addition, provisions of applicable law, such as those limiting the legal sources of dividends, limit our subsidiaries’ ability to make payments or other distributions to us, and our subsidiaries could agree to contractual restrictions on their ability to make payments or other distributions. Our right to receive assets of any subsidiary, and therefore the right of our creditors to participate in those assets, are structurally subordinated to the claims of our subsidiaries’ creditors, including trade creditors. In addition, even if we were a creditor of any subsidiary, our rights as a creditor would likely be effectively subordinated to any security interest in the assets of that subsidiary and any senior indebtedness of that subsidiary.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States:

•	through underwriters or dealers,

•	directly to purchasers, including our affiliates,

•	through agents, or

•	through a combination of any of these methods.

The prospectus supplement will include the following information:

•	the terms of the offering,

•	the names of any underwriters or agents,

•	the name or names of any managing underwriter or underwriters,

•	the purchase price of the securities,

•	the net proceeds to us from the sale of the securities,

•	any delayed delivery arrangements,

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation,

•	any initial public offering price,

•	any discounts or concessions allowed or reallowed or paid to dealers, and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

Underwriters may sell shares of our common stock under this prospectus by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, which includes sales made directly on the New York Stock Exchange, NYSE Chicago, on any other existing trading market for our common stock or to or through a market maker, or in privately negotiated transactions, including block trades. Unless we inform you otherwise in the applicable prospectus supplement, the sales agent with respect to any such at-the-market offering will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreeable terms between the sales agent and us. We will include in the applicable prospectus supplement the amount of any compensation to be received by the sales agent.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If we use dealers in the sale of securities, we may sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of these securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell common stock through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell common stock on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any common stock sold will be sold at prices related to the then prevailing market prices for such securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of common stock. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement and any related free writing prospectus. In the event that any underwriter or agent acts as principal, or any broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain, or otherwise affect the price of common stock. We will describe any such activities in the prospectus supplement or any related free writing prospectus relating to the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

We may offer and sell any of the offered securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act of 1933.

Derivative Transactions

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third parties in these sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information

We may have agreements with the remarketing firms, agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Such firms, agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a particular plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

Each series of offered securities will be a new issue, and other than the common stock, which is listed on the New York Stock Exchange and the NYSE Chicago, will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market for any of our offered securities will develop.

LEGAL MATTERS

The validity of the securities described in this prospectus will be passed upon for us by Baker Botts L.L.P., Houston, Texas. Monica Karuturi, Esq., our Executive Vice President and General Counsel, may pass on other legal matters for us. Ms. Karuturi is the beneficial owner of less than 1% of our common stock. Any underwriters will be advised regarding issues relating to any offering by Hunton Andrews Kurth LLP, New York, New York. From time to time, Hunton Andrews Kurth LLP acts as counsel to us and our affiliates on certain matters.

EXPERTS

The financial statements of CenterPoint Energy, Inc. as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference in this Prospectus by reference to CenterPoint Energy, Inc.’s annual report on Form 10-K for the year ended December 31, 2022, and the effectiveness of CenterPoint Energy, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

21,621,622 Shares

CENTERPOINT ENERGY, INC.

Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Securities	Mizuho	J.P. Morgan
Barclays	Citigroup	RBC Capital Markets
MUFG

Co-Managers
BMO Capital Markets		Scotiabank

May 27, 2025